AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2004
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                                                                                            ABITIBI-CONSOLIDATED
   ABITIBI-CONSOLIDATED INC.           (Exact Name of Registrant as Specified in its Charter)                COMPANY OF CANADA
            Canada               (Province of Other Jurisdiction of Incorporation or Organization)             Quebec, Canada
             2621                     (Primary Standard Industrial Classification Code Number)                    2621
        Not Applicable                  (I.R.S. Employer Identification No., if Applicable)                  Not Applicable
Suite 800, 1155 Metcalfe Street                                                                     Suite 800, 1155 Metcalfe Street
   Montreal, Quebec H3B 5H2                                                                             Montreal, Quebec H3B 5H2
            Canada                                                                                               Canada
        (514) 875-2160                                                                                       (514) 875-2160
                                             (Address and Telephone Number of Registrant's
                                                       Principal Executive Offices)
     CT Corporation System                                                                                CT Corporation System
  111 8th Avenue, 13th Floor                                                                           111 8th Avenue, 13th Floor
      New York, New York                                                                                    New York, New York
             10011                                                                                                10011
        (212) 894-8700                                                                                        (212) 894-8700

                                      (Name, Address (Including Zip Code) and Telephone Number
                                  (Including Area Code) of agent for service in the United States)

                                                           Copies to:
          ISABEL POULIOT                                 PIERRE RAYMOND                                    EDWIN S. MAYNARD
    ABITIBI-CONSOLIDATED INC.                           STIKEMAN ELLIOTT                                PAUL, WEISS, RIFKIND,
 1155 METCALFE STREET, SUITE 800                  1155 RENE-LEVESQUE BLVD. WEST                         WHARTON & GARRISON LLP
         MONTREAL, QUEBEC                                  SUITE 4000                                     1285 AVENUE OF THE
          CANADA H3B 5H2                                 MONTREAL, QUEBEC                              AMERICAS NEW YORK, N.Y.
          (514) 875-2160                                  CANADA H3B 3V2                                      10019-6064
                                                         (514) 397-3000                                     (212) 373-3000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

                           PROVINCE OF QUEBEC, CANADA
                (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):
A. |_| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. |X|   at some future date (check appropriate box below)
         1. |_| pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
         2. |_| pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
         3. |_| pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
         4. |X| after the filing of the next amendment to this Form (if preliminary material is being filed).
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. |_|

                                                 ------------------
                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM AGGREGATE
      TITLE OF EACH CLASS OF           AMOUNT TO BE          OFFERING PRICE            OFFERING PRICE (1)          AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED          PER SECURITY (1)                                    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities....................     U.S.$400,000,000             100%               U.S.$400,000,000            U.S.$50,680
--------------------------------------------------------------------------------------------------------------------------------
Guarantees.........................           (2)                    (2)                       (2)                     None
--------------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of determining the registration fee.
(2) Guarantees by Abitibi-Consolidated Inc. being registered on Form F-10 hereunder are to be sold without separate consideration.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.
================================================================================

                                     PART I

                      INFORMATION REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS


The information in this preliminary short form prospectus is not complete and may be changed. We filed a copy of this preliminary short form prospectus with the Autorite des marches financiers and a registration statement relating to these securities with the Securities and Exchange Commission. We may not sell these securities until a receipt for the short form prospectus is received from Autorite des marches financiers and the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 23, 2004

PROSPECTUS

                     ABITIBI-CONSOLIDATED COMPANY OF CANADA

                                Offer to Exchange
                   US$200,000,000 FLOATING RATE NOTES DUE 2011
                       US$200,000,000 7.75% NOTES DUE 2011
                                       FOR
                   US$200,000,000 FLOATING RATE NOTES DUE 2011
                       US$200,000,000 7.75% NOTES DUE 2011
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
            THE NOTES ARE UNCONDITIONALLY GUARANTEED AS TO PAYMENT BY

                                 (ABITIBI LOGO)

                           ABITIBI- CONSOLIDATED INC.

                                 _______________

The Exchange Offer:

    o We will exchange all Floating Rate Notes due 2011 (the "Old Floating Rate Notes") and all 7.75% Notes due 2011 (the "Old Fixed Rate Notes," and with the Old Floating Rate Notes, collectively referred to as the "Old Notes") that are validly tendered and not validly withdrawn for an equal principal amount of Floating Rate Notes due 2011 (the "New Floating Rate Notes") and 7.75% Notes due 2011 (the "New Fixed Rate Notes," and with the New Floating Rate Notes, collectively referred to as the "New Notes") that have been registered under the Securities Act of 1933.

    o You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer.

    o The exchange offer expires at 5:00 p.m., New York City time, on September 10, 2004, unless we extend the exchange offer.

The New Notes:

    o The terms of the New Notes (with the Old Notes, collectively referred to as the "Notes") to be issued in the exchange offer are substantially identical to the Old Notes, except that the New Notes will be freely tradeable by persons who are not affiliated with us.

    o NO PUBLIC MARKET CURRENTLY EXISTS FOR THE OLD NOTES. WE DO NOT INTEND TO LIST THE NEW NOTES ON ANY SECURITIES EXCHANGE AND, THEREFORE, NO ACTIVE PUBLIC MARKET IS ANTICIPATED.

    o The New Notes, like the Old Notes, will be senior obligations of Abitibi-Consolidated Company of Canada and will rank equally with all of its unsecured senior indebtedness from time to time outstanding. The New Notes will be unconditionally guaranteed on a senior unsecured basis by Abitibi-Consolidated Inc. (the "Guarantees"). The Guarantees will rank equally with all of the other unsecured senior indebtedness of Abitibi-Consolidated Inc. from time to time outstanding.

                                 _______________

    PARTICIPATING IN THIS EXCHANGE OFFER INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

                                 _______________

    OUR EARNINGS COVERAGE RATIO FOR THE TWELVE MONTH ENDED JUNE 30, 2004, CALCULATED IN ACCORDANCE WITH CANADIAN SECURITIES LEGISLATION, IS LESS THAN ONE-TO-ONE.

                                 _______________

     THE OFFERING OF THE NEW NOTES IS MADE BY ABITIBI-CONSOLIDATED COMPANY OF CANADA AND THE OFFERING OF THE GUARANTEES ACCOMPANYING THE NEW NOTES IS MADE BY ABITIBI-CONSOLIDATED INC. ABITIBI-CONSOLIDATED COMPANY OF CANADA AND ABITIBI-CONSOLIDATED INC., BOTH FOREIGN ISSUERS, ARE PERMITTED, UNDER A MULTIJURISDICTIONAL DISCLOSURE SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH THE DISCLOSURE REQUIREMENTS OF CANADA. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE FINANCIAL STATEMENTS INCLUDED OR INCORPORATED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND MAY BE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

                                 _______________

     Owning the securities described herein may subject you to tax consequences both in the United States and in Canada. This prospectus may not describe these tax consequences fully. You should read the tax discussion contained in this prospectus.

                                 _______________

     THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT ABITIBI-CONSOLIDATED COMPANY OF CANADA IS INCORPORATED UNDER THE LAWS OF QUEBEC, THAT ABITIBI-CONSOLIDATED INC. IS INCORPORATED UNDER THE LAWS OF CANADA, THAT SOME OR ALL OF THEIR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY, THAT SOME OR ALL OF THE EXPERTS NAMED IN THE PROSPECTUS MAY BE RESIDENTS OF A FOREIGN COUNTRY AND THAT ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF ABITIBI-CONSOLIDATED COMPANY OF CANADA, ABITIBI-CONSOLIDATED INC. AND SAID PERSONS MAY BE LOCATED OUTSIDE THE UNITED STATES.

                                 _______________

     INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS FROM DOCUMENTS FILED WITH SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA. SEE "DOCUMENTS INCORPORATED BY REFERENCE."

                                 _______________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO SECURITIES REGULATORY AUTHORITY IN CANADA HAS EXPRESSED AN OPINION ABOUT THESE SECURITIES AND IT IS AN OFFENSE TO CLAIM OTHERWISE.


July __, 2004

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                 _______________

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

       Industry and Market Data..........................................    iii
       Enforceability of Civil Liabilities...............................    iii
       Exchange Rate Data................................................    iii
       Presentation of Financial and Other Information...................     iv
       Documents Incorporated by Reference...............................      v
       Summary...........................................................      1
       Risk Factors......................................................      8
       Forward-Looking Statements........................................     15
       Use of Proceeds...................................................     16
       Capitalization....................................................     16
       Earnings Coverage.................................................     17
       Selected Consolidated Financial and Operating Data................     18
       Business..........................................................     22
       Management........................................................     36
       The Exchange Offer................................................     37
       Description of Notes..............................................     47
       Credit Ratings....................................................     65
       Important Federal Income Tax Considerations.......................     66
       Plan of Distribution..............................................     69
       Legal Matters.....................................................     69
       Independent Accountants...........................................     70
       Where You Can Find More Information...............................     70
       Documents Filed as Part of the Registration Statement.............     70
       Auditors' report with respect to the Supplementary
         Information required under U.S. GAAP as at December 31,
         2003 and 2002 and for each of the years in the three-year
         period ended December 31, 2003..................................    F-1
       Supplementary Information Required under U.S. GAAP as at
         December 31, 2003 and 2002 and for each of the years in
         the three-year period ended December 31, 2003...................    F-2

                                 _______________

     In this prospectus, unless otherwise specified or the context otherwise indicates, references to:

     o    the "Issuer" means Abitibi-Consolidated Company of Canada;

     o    the "Guarantor" means Abitibi-Consolidated Inc.; and

     o "Abitibi-Consolidated," "us," "we" or "our" means Abitibi-Consolidated Inc., its subsidiaries (including the Issuer) and its interests in partnerships, joint ventures and other entities.

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT CONTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS (SEE "DOCUMENTS INCORPORATED BY REFERENCE"). THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON REQUEST TO:
ABITIBI-CONSOLIDATED INC., 1155 METCALFE STREET, SUITE 800, MONTREAL, QUEBEC, CANADA H3B 5H2, ATTENTION: SENIOR VICE-PRESIDENT, CORPORATE AFFAIRS AND SECRETARY. TO OBTAIN TIMELY

DELIVERY, HOLDERS OF THE OLD NOTES MUST REQUEST THESE DOCUMENTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE. UNLESS EXTENDED, THE EXPIRATION DATE IS SEPTEMBER 10, 2004.

     THE NEW NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT OF CANADA, EXCEPT IN CERTAIN CIRCUMSTANCES EXEMPT FROM THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS OF CANADA.

                            INDUSTRY AND MARKET DATA

     Market data and certain industry statistics used throughout this prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Information from industry publications has been obtained from sources that we believe to be reliable, but the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and industry and market data, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy or completeness of such information.

                       ENFORCEABILITY OF CIVIL LIABILITIES

     The Guarantor and the Issuer are respectively governed by the laws of Canada and Quebec. A substantial portion of their respective assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon the Guarantor, the Issuer and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of the Guarantor, the Issuer and such directors, officers or experts under the United States federal securities laws. The Guarantor and the Issuer have been advised by their Canadian counsel, Stikeman Elliott LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

                               EXCHANGE RATE DATA

     We present our consolidated financial statements in Canadian dollars. In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars and references to "dollars" or "$" are to Canadian dollars and references to "US$" are to United States dollars.

     The following table sets forth, for each period indicated, certain exchange rates based on the noon buying rate in the City of New York for cable transfers in Canadian dollars, for each period indicated, as certified for customs purposes by the Federal Reserve Bank of New York (the "noon buying rate"). These rates are set forth as United States dollars per $1.00 and are the inverse of rates quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. On July 22, 2004, the inverse of the noon buying rate was $1.00 equals US$0.7613.

                             SIX MONTHS
                            ENDED JUNE 30,                  YEAR ENDED DECEMBER 31,
                        ---------------------        -----------------------------------
                         2004           2003          2003           2002          2001
                        ------         ------        ------         ------        ------
    High...........     0.7880         0.7492        0.7738         0.6619        0.6697
    Low............     0.7158         0.6349        0.6349         0.6200        0.6241
    Average(1).....     0.7468         0.6881        0.7186         0.6368        0.6444
    Period End.....     0.7459         0.7376        0.7738         0.6329        0.6279

----------
(1) The average of the inverse of the noon buying rate on the last day of each month during the applicable period.

                 PRESENTATION OF FINANCIAL AND OTHER INFORMATION

     Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). For a discussion of the principal differences between Canadian GAAP and the accounting principles generally accepted in the United States ("U.S. GAAP") as they relate to our audited consolidated financial statements, see note 26 to our audited consolidated financial statements for the years ended December 31, 2003, 2002 and 2001, incorporated by reference in this prospectus as well as the "Supplementary Information Required under U.S. GAAP as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003" beginning on page F-2 of this prospectus.

     We use in this prospectus certain financial measures that are not calculated in accordance with Canadian GAAP or U.S. GAAP to assess our financial performance. For example, we use EBITDA in this prospectus. As used in this prospectus, EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it is a useful measure of our operating performance. However, EBITDA should not be considered as an alternative to net cash provided by operating activities as a measure of our liquidity or as an alternative to net earnings as an indicator of our operating performance or any other measure of performance in accordance with Canadian or U.S. GAAP. As used in this prospectus, EBITDA may not be comparable to EBITDA as reported by other companies. We provide the calculation of these non-GAAP financial measures as well as other measures and a reconciliation to the most directly comparable GAAP financial measures in notes 3 and 4 under "Selected Consolidated Financial and Operating Data."

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, filed with the Autorite des marches financiers (the "AMF"), an organization in the Province of Quebec of similar authority to the Securities and Exchange Commission (the "SEC"), under the Securities Act (Quebec) and with the SEC under the Securities Exchange Act of 1934, as amended, are specifically incorporated by reference in, and form an integral part of, this prospectus:

     o    our Annual Information Form dated May 17, 2004;

     o our Management Proxy Circular dated February 24, 2004 in connection with the Annual Meeting of Shareholders held on April 29, 2004, other than the sections entitled "Report of the Human Resources and Compensation Committee on Executive Compensation," "Performance Graph" and "Corporate Governance Practices;"

     o our audited consolidated financial statements and the notes thereto, as at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, together with the auditors' report thereon, contained in our 2003 Annual Report;

     o our 2003 and 2002 Quarterly Financial Information contained in our 2003 Annual Report;

     o our Management's Discussion and Analysis for the year ended December 31, 2003 contained in our 2003 Annual Report;

     o our unaudited interim consolidated financial statements for the six-month periods ended June 30, 2004 and 2003;

     o our interim Management's Discussion and Analysis for the six-month period ended June 30, 2004; and

     o our material change report dated June 15, 2004 relating to the issuance of the Old Notes.

     Any documents of the type referred to in the preceding paragraphs (except our 2003 and 2002 Quarterly Financial Information sections) as well as any material change report (excluding confidential material change reports) subsequently filed by Abitibi-Consolidated with a securities commission or any similar regulatory authority in any province of Canada after the date of this prospectus and prior to the termination of the distribution shall be deemed to be incorporated by reference into this prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein, or any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

     The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                     SUMMARY

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. FOR A MORE COMPLETE UNDERSTANDING, WE ENCOURAGE YOU TO READ CAREFULLY THIS ENTIRE PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                                   THE ISSUER

     The Issuer was created by way of amalgamation in March 1997 under the laws of Quebec. The Issuer is a wholly-owned subsidiary of the Guarantor and has no operations that are independent of it. Substantially all of the Issuer's sales are made to the Guarantor and other members of our group. The financial results of the Issuer are included in our audited consolidated financial statements.

     The Issuer's and our principal executive and registered offices are located at 1155 Metcalfe Street, Suite 800, Montreal, Quebec, Canada H3B 5H2.

                              ABITIBI-CONSOLIDATED

     We are a global leader in the production of newsprint and uncoated groundwood (value-added groundwood) papers as well as a major producer of wood products, generating net sales of approximately $4.8 billion in 2003. We conduct business in approximately 70 countries and have operations based on three continents. Responsible for the forest management of approximately 17.5 million hectares, we are committed to the sustainability of the natural resources in our care. We are also the world's largest recycler of newspapers and magazines, serving 17 metropolitan areas with more than 11,200 Paper Retriever(R) collection points and 14 recycling centres in Canada, the United States and the United Kingdom. We have ownership interests in 27 paper mills, 22 sawmills, four remanufacturing facilities and one engineered wood facility located in Canada, the United States, the United Kingdom, South Korea, China and Thailand. We have approximately 15,000 employees, excluding PanAsia Paper Co. Pte Ltd ("PanAsia"), our 50% owned joint venture, which has approximately 2,100 employees.

     Our sales and assets are geographically diverse. In 2003, the geographical breakdown of our net sales by final destination was 15% in Canada, 59% in the United States and 26% in other countries, primarily the United Kingdom, Brazil, India and South Korea. We supply a very diverse order book of over 1,400 customers worldwide. In 2003, our newsprint, value-added groundwood papers and wood products segments contributed 59%, 29% and 12%, respectively, to our consolidated net sales, excluding purchased and resold newsprint and inter-segment wood products. In 2003, our capital assets (comprised of property, plant and equipment and intangible assets) and goodwill totaled approximately $8.3 billion, with 65% of such capital assets and goodwill in Canada, 21% in the United States and 14% in other countries.

     NEWSPRINT. We are the world's largest newsprint producer with a total annual production capacity of over 5.4 million tonnes. Based on production capacity, we have the leading North American and global newsprint market share with 30% and 14%, respectively. We have a significant presence in all major international markets. Our PanAsia joint venture operates a modern and low cost portfolio of newsprint machines, with a total annual production capacity of approximately 1.3 million tonnes, giving PanAsia a 21% market share in Asia (excluding Japan). As at December 31, 2003, total assets for our newsprint segment were approximately $6.6 billion.

     VALUE-ADDED GROUNDWOOD PAPERS. We are the world's largest uncoated groundwood paper producer with total annual production capacity of over two million tonnes. Based on production capacity, we have the leading North American and global uncoated groundwood papers market share with 31% and 12%, respectively. We are the only North American uncoated groundwood paper producer to manufacture the full spectrum of paper grades in this segment. As at December 31, 2003, total assets for our value-added groundwood papers segment were approximately $2.9 billion.

     WOOD PRODUCTS. We are a leading North American producer of lumber and the largest Canadian producer east of the Rockies. We have ownership interests in 22 sawmills, four remanufacturing facilities and one engineering wood facility in Canada having a total annual production capacity of over 2.4 billion board feet. Lumber products manufactured at our sawmills include studs, structural lumber and remanufactured wood products (i.e. furniture parts, fencing, bed frames, etc.). Our sawmills enable us to maximize use of the timber we harvest while providing a secure supply of wood chips to our newsprint and value-added groundwood paper operations. The major markets for our lumber products are the Eastern United States, Northwestern United States and Eastern Canada. As at December 31, 2003, total assets for our wood products segment were approximately $750 million.

                               THE EXCHANGE OFFER

     On June 15, 2004, the Issuer sold its Old Notes in a private placement exempt from the registration requirements of the Securities Act, and the initial purchasers of these Old Notes then resold them in reliance on other exemptions from the registration requirements of the Securities Act. Consequently, the Old Notes are subject to transfer restrictions under the Securities Act. Pursuant to the terms of a registration rights agreement (the "Registration Rights Agreement") entered into by the Issuer, the Guarantor and the initial purchasers on June 15, 2004, the Issuer and the Guarantor agreed, among other things, to deliver to you this prospectus and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Old Notes. In addition, we agreed that, if the exchange offer is not consummated by January 11, 2005, we will file, and use our best efforts to cause to become effective, a shelf registration statement covering the resale of the Old Notes. You are entitled to exchange in the exchange offer your Old Notes for New Notes, which are identical in all material respects to the Old Notes except that:

     o the New Notes have been registered under the Securities Act and will be freely tradeable by persons who are not affiliated with us;

     o the New Notes are not entitled to the rights that are applicable to the Old Notes under the Registration Rights Agreement; and

     o our obligation to pay special interest on the Old Notes if (a) the exchange offer registration statement that includes this prospectus is not declared effective by December 11, 2004 or (b) if the exchange offer is not consummated by January 11, 2005, in each case at incremental rates ranging from 0.25% per annum to 1.0% per annum, depending on how long we fail to comply with these deadlines, does not apply to the New Notes.

The Exchange Offer.................    We are offering to exchange up to
                                       US$200,000,000 aggregate principal amount of our New Floating Rate Notes and up to US$200,000,000 aggregate principal amount of our New Fixed Rate Notes, which have been registered under the Securities Act, for up to US$200,000,000 aggregate principal amount of our Old Floating Rate
                                       Notes due 2011 and up to US$200,000,000
                                       aggregate principal amount of our Old
                                       Fixed Rate Notes, which were issued on
                                       June 15, 2004 pursuant to a private
                                       placement offering. Old Notes may be
                                       exchanged for New Notes only in integral multiples of US$1,000.


Resale of the New Notes............    Based on interpretations by the staff of
                                       the SEC set forth in no-action letters
                                       issued to third parties, we believe that the New Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities
                                       Act) without compliance with the
                                       registration and prospectus delivery
                                       requirements of the Securities Act,
                                       PROVIDED that you are:

                                       o  acquiring the New Notes in the
                                          ordinary course of business;

                                       o  not participating, do not intend to
                                          participate, and have no arrangement
                                          or understanding with any person to
                                          participate in the distribution of the
                                          New Notes; and

                                       o  not a broker-dealer who purchased your
                                          Old Notes directly from us for resale
                                          pursuant to Rule 144A or any other
                                          available exemption under the
                                          Securities Act.

                                       We do not intend to seek our own
                                       no-action letter, and there is no
                                       assurance
                                       that the SEC staff would make a similar
                                       determination with respect to the New
                                       Notes. If this interpretation is
                                       inapplicable and you transfer any New
                                       Notes issued to you in the exchange offer without delivering a prospectus or without an exemption under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                                       Each broker-dealer that receives New
                                       Notes for its own account in exchange for the Old Notes that were acquired by this broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See "Plan of Distribution." Any holder of Old Notes who:

                                       o  is our "affiliate" as defined in Rule
                                          405 under the Securities Act;

                                       o  does not acquire the New Notes in the
                                          ordinary course of its business;

                                       o  tenders in the exchange offer with the
                                          intention to participate, or for the
                                          purpose of participating, in a
                                          distribution of the New Notes; or

                                       o  is a broker-dealer that purchased Old
                                          Notes from us to resell them pursuant
                                          to Rule 144A or any other available
                                          exemption under the Securities Act,

                                       cannot rely on the position of the SEC
                                       staff expressed in the no-action letters described above and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes.


Expiration of Exchange
Offer..............................    The exchange offer will expire at 5:00
                                       p.m., New York City time, on September
                                       10, 2004, unless we decide to extend the expiration date.


Withdrawal Rights..................    You may withdraw the tender of your Old
                                       Notes at any time prior to 5:00 p.m., New
                                       York City time, on the expiration date.


Accrued Interest on the New
Notes and the Old Notes............    The New Notes will bear interest from the
                                       most recent date to which interest has
                                       been paid on the Old Notes or, if no
                                       interest has been paid on the Old Notes, from June 15, 2004.


Conditions to the Exchange
Offer..............................    The exchange offer is subject to
                                       customary conditions, some of which we
                                       may waive. See "The Exchange Offer --
                                       Conditions to the Exchange Offer."


Procedures for Tendering Old
Notes..............................    If you wish to exchange your Old Notes
                                       for New Notes pursuant to the exchange
                                       offer, you must complete, sign and date
                                       the letter of
                                       transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, together with your Old Notes and any other required documents, to the Exchange Agent at the address set forth on the cover of the letter of transmittal. If you hold Old Notes through The Depository Trust Company (the
                                       "DTC") and wish to participate in the
                                       exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                                       o  you are acquiring the New Notes in the
                                          ordinary course of business;

                                       o  you are not engaged in, and do not
                                          intend to engage in, and have no
                                          arrangement or understanding with any
                                          person to participate in, a
                                          distribution of the New Notes;

                                       o  if you are a broker-dealer that will
                                          receive New Notes for your own account
                                          in exchange for Old Notes that were
                                          acquired as a result of market-making
                                          or other trading activities, you will
                                          deliver a prospectus, as required by
                                          law, in connection with any resale of
                                          the New Notes; and

                                       o  you are not our "affiliate" as defined
                                          in Rule 405 under the Securities Act.

                                       See "The Exchange Offer-- Procedures for
                                       Tendering Old Notes."

Special Procedures for
Beneficial Owners..................    If you own a beneficial interest in Old
                                       Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your Old Notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Guaranteed Delivery
Procedures.........................    If you wish to tender your Old Notes and
                                       your Old Notes are not immediately
                                       available or you cannot deliver your Old
                                       Notes, the letter of transmittal or any
                                       other documents required by the letter of transmittal to the Exchange Agent or comply with the applicable procedures under DTC's Automated Tender Offer
                                       Program by the expiration date, you must tender your Old Notes pursuant to the guaranteed delivery procedures described in this prospectus under the heading "The
                                       Exchange Offer-- Procedures for Tendering
                                       Old Notes-- Guaranteed Delivery
                                       Procedures."

Consequences of Failure to
Exchange the Old Notes for the
New Notes..........................    All unexchanged Old Notes will continue
                                       to be subject to transfer restrictions.
                                       In general, the Old Notes may not be
                                       offered or sold unless registered under
                                       the Securities Act or pursuant to an
                                       exemption from registration under the
                                       Securities Act and applicable state
                                       securities laws. Therefore, the market
                                       for secondary resales of any unexchanged
                                       Old Notes
                                       is likely to be minimal. Other than in
                                       connection with the exchange offer, we do not currently anticipate that we will register the Old Notes under the Securities Act.

Federal Income Tax
Consequences.......................    The exchange of the Old Notes for the New
                                       Notes will generally not be a taxable
                                       event for U.S. federal income tax
                                       purposes. See "Important Federal Income
                                       Tax Considerations -- Certain United
                                       States Federal Income Tax Consequences."

Use of Proceeds....................    We will not receive any cash proceeds
                                       from the issuance of the New Notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds" and "The Exchange Offer--
                                       Fees and Expenses."


Exchange Agent for Notes...........    The Bank of Nova Scotia Trust Company of
                                       New York is the Exchange Agent for the
                                       exchange offer.


                                  THE NEW NOTES

     The summary below describes the principal terms of the New Notes. Some of the terms and conditions below are subject to important limitations and exceptions. As used in this summary of the offering, references to "we," "us," "our" and similar terms, as well as references to the "Guarantor," refer to Abitibi-Consolidated Inc. only, without reference to its subsidiaries. References to the "Issuer" refer to Abitibi-Consolidated Company of Canada only, without reference to its subsidiaries. The Guarantor has no material subsidiary that is not a subsidiary of the Issuer. For a more complete description of the terms of the Notes, see "Description of Notes."

Issuer.............................    Abitibi-Consolidated Company of Canada

Floating Rate Notes................    US$200,000,000 aggregate principal amount
                                       of Floating Rate Notes due June 15, 2011.

Fixed Rate Notes...................    US$200,000,000 aggregate principal amount
                                       of 7.75% Notes due June 15, 2011.

Floating Rate Notes Interest
Payment Dates......................    March 15, June 15, September 15 and
                                       December 15 of each year, commencing
                                       September 15, 2004.

Fixed Rate Notes Interest
Payment Dates......................    June 15 and December 15 of each year,
                                       commencing December 15, 2004.

Guarantees.........................    The Old Notes are, and the New Notes will
                                       be, fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Guarantor.

Ranking............................    The Old Notes are, and the New Notes will
                                       be:

                                       o  general unsecured obligations of the
                                          Issuer, equal in right of payment to
                                          all of the Issuer's existing and
                                          future unsecured unsubordinated debt;

                                       o  effectively subordinated to all of the
                                          Issuer's future secured debt to the
                                          extent of the assets securing such
                                          debt;

                                       o  senior in right of payment to any of
                                          the Issuer's future subordinated debt;
                                          and

                                       o  structurally subordinated to all of
                                          the existing and future debt and other
                                          liabilities of the Issuer's
                                          subsidiaries. The Guarantees of the
                                          Old Notes are, and the Guarantees of
                                          the New Notes will be:

                                       o  general unsecured obligations of the
                                          Guarantor, equal in right of payment
                                          to all of the Guarantor's existing and
                                          future unsecured unsubordinated debt;

                                       o  effectively subordinated to all of the
                                          Guarantor's future secured debt to the
                                          extent of the assets securing such
                                          debt;

                                       o  senior in right of payment to any of
                                          the Guarantor's future subordinated
                                          debt; and

                                       o  structurally subordinated to all of
                                          the existing and future debt and other
                                          liabilities of the Guarantor's
                                          subsidiaries other than the Issuer.

                                       As at June 30, 2004, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom:

                                       o  the Issuer had $4,722 million of debt
                                          (excluding intercompany debt and other
                                          liabilities, such as its underfunded
                                          pension liability), all of which was
                                          unsubordinated and none of which was
                                          secured;

                                       o  the Guarantor had approximately $2
                                          million of debt (excluding
                                          intercompany debt and other
                                          liabilities, such as its underfunded
                                          pension liability), all of which was
                                          unsubordinated and none of which was
                                          secured; and

                                       o  the Issuer's subsidiaries had
                                          approximately $328 million of debt
                                          (excluding intercompany debt and other
                                          liabilities).

Optional Redemption................    We may redeem some or all of the Old
                                       Floating Rate Notes and of the New
                                       Floating Rate Notes at any time on or
                                       after June 15, 2006. We may redeem some
                                       or all of the Old Fixed Rate Notes and of the New Fixed Rate Notes at any time. The redemption prices are described under the caption "Description of Notes -- Optional
                                       Redemption."

Tax Redemption.....................    If we become obligated to pay withholding
                                       taxes related to payments on the Notes as a result of changes affecting Canadian withholding taxes, we may redeem the Notes, as a whole but not in part, at 100% of their principal amount plus accrued and unpaid interest to the redemption date. See "Description of
                                       Notes -- Tax Redemption."

Additional Amounts.................    All payments with respect to the Notes
                                       will be made without withholding or
                                       deduction for Canadian taxes unless
                                       required by law or the interpretation or administration thereof, in which case we will pay such withholding or deduction as may be necessary so that the net amount received by the holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See
                                       "Description of Notes-- Payment of
                                       Additional Amounts."

Covenants..........................    The New Notes will be issued under an
                                       indenture entered into on June 15, 2004
                                       between us and The Bank of Nova Scotia
                                       Trust Company of New York, as trustee.
                                       The Indenture limits our ability to:

                                       o  create liens securing indebtedness and
                                          other obligations;

                                       o  enter into sale and leaseback
                                          transactions; and

                                       o  merge or consolidate or transfer and
                                          sell assets of the Issuer or the
                                          Guarantor.

                                       These covenants are further described
                                       under the heading "Description of Notes
                                       -- Covenants."

Absence of an Established
Market for the Notes...............    The Old Notes are not presently listed on
                                       any securities exchange nor are they
                                       quoted on any quotation system. The New
                                       Notes are a new issue of securities, and currently there is no market for them. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The initial purchasers may discontinue any market-making in the New
                                       Notes at any time in their sole
                                       discretion. Accordingly, we cannot assure you that a liquid market will develop for the New Notes.

Use of Proceeds....................    We will not receive any cash proceeds
                                       from the issuance of the New Notes in the exchange offer. See "Use of Proceeds."

Governing Law......................    The Old Notes, the New Notes and the
                                       indenture relating to such notes are
                                       governed by New York law.

                                  RISK FACTORS

     Before participating in the exchange offer, you should carefully consider all of the information in this prospectus and, in particular, you should read the specific risk factors under the caption entitled "Risk Factors."

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE DECIDING TO TENDER YOUR OLD NOTES IN EXCHANGE FOR NEW NOTES.

RISKS RELATING TO OUR BUSINESS

PRICES FOR OUR PRODUCTS HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST AND SUSTAINED LOW PRICES MAY MATERIALLY HARM OUR BUSINESS.

     Our financial performance is dependent on the selling prices of our products. The markets for most paper and lumber products are cyclical and are influenced by a variety of factors beyond our control, such as periods of excess product supply due to industry capacity additions, periods of decreased demand due to weak general economic activity in North America or internationally, inventory de-stocking by customers, and fluctuations in currency exchange rates. Realized prices for lumber, value-added groundwood papers and newsprint have fluctuated significantly in the past and will continue to do so in the future, particularly as a result of the development relating to the softwood lumber dispute and the relative strength of the Canadian dollar compared to the United States dollar. We experienced operating losses in 2003 and in the first quarter of 2004 mainly as a result of the combined effect of prevailing prices for our products, the relative strength of the Canadian dollar compared to the United States dollar, and the estimated countervailing and antidumping duties currently applied to our softwood lumber exports to the United States. While we experienced an operating profit during the second quarter of 2004 mainly due to higher U.S. dollar selling prices in our three business segments which was partly offset by lower paper sales volume and a stronger Canadian dollar, we may again in the future experience operating losses should selling prices for our products decrease or the United States dollar weaken causing our Canadian dollar realization to decrease.

THE RELATIVE STRENGTH OF THE CANADIAN DOLLAR COMPARED TO THE UNITED STATES DOLLAR MAY SIGNIFICANTLY HARM OUR BUSINESS.

     Our principal markets are outside Canada and exposure to exchange rate risks cannot be avoided. While we attempt to manage some of our foreign exchange exposure through the use of financial instruments, we are not fully hedged. The majority of our net revenues are in United States dollars while a majority of our manufacturing costs are in Canadian dollars. Therefore, our exposure to the United States dollar is an inherent risk to our business. This exposure to the United States dollar causes volatility in our cash flows and earnings. As stated above, we experienced operating losses in 2003 and in the first quarter of 2004 mainly as a result of the combined effect of prevailing prices for our products, the relative strength of the Canadian dollar compared to the United States dollar, and prevailing countervailing and antidumping duties. While we experienced an operating profit during the second quarter of 2004 mainly due to higher U.S. dollar selling prices during our three business segments which was partly offset by lower paper sales volume and a stronger Canadian dollar, we may again in the future experience operating losses should our Canadian dollar realization decrease. There can be no assurance that the use of financial instruments will be effective in the management of our foreign exchange risk in the future.

OUR EXPORTS OF LUMBER TO THE UNITED STATES MAY CONTINUE TO BE SUBJECT TO DUTIES THAT WILL NEGATIVELY IMPACT THE PROFITABILITY OF OUR LUMBER BUSINESS.

     In 2002, following the expiration in March 2001 of the softwood lumber agreement between Canada and the United States and in response to complaints of United States-based competitors, the United States Department of Commerce (the "USDOC") and the United States International Trade Commission (the "USITC") rendered "final determinations" contending that Canadian softwood lumber was subsidized and sold at less than fair value, and threatening to injure a U.S. industry. As a result of these determinations, we are required to post cash deposits in respect of potential countervailing and antidumping duties on our exports of softwood lumber to the United States at current rates of 18.79% and 12.44%, respectively. Our sales of lumber represented approximately 11% of our net sales for the fiscal year ended December 31, 2003 and approximately 47% of our lumber sales were made in the United States in that period. We paid a total of $77 million in estimated countervailing and antidumping duty deposits in 2003, but our final duty liability could be higher or lower. Our estimated duty deposits could increase or decrease in the future (see "Business -- Recent Developments -- Softwood Lumber Dispute"). We have experienced operating losses in 2003 and in the first quarter of 2004, but experienced an operating profit during the second quarter of 2004. However, in the future, we may again experience operating losses in our lumber business as a result of, among other things, countervailing and antidumping duties.

INCREASES IN ENERGY COSTS COULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON OUR EARNINGS.

     Electric power is one of our largest cost components. Excluding PanAsia, in 2003, we internally generated, from hydroelectric and cogeneration sources, approximately 23% of the electric power we used. Our ability to continue to internally generate hydroelectric power is conditional upon our ability to maintain and renew our rights to utilize and manage provincial waterways. These rights are subject to certain conditions and their renewal is subject to government discretion. There can be no assurance that we will be able to maintain and renew these rights and that such renewals will be granted by provincial government authorities on conditions that will be favourable to us.

     In addition to our hydroelectric and cogeneration sources, we burn biomass to generate a significant proportion of our steam requirements. Our remaining energy needs are met through agreements with local electric utilities and oil, coal and natural gas suppliers on standard market terms. The major suppliers of our external electric power needs include Hydro-Quebec and Ontario Power Generation. In May 2002, the power market in the Province of Ontario was deregulated. This change has not had a significant negative effect on our financial condition. However, there can be no assurance that, in the future, the effects of deregulation of power markets will not have a significant negative effect on our earnings. Compared to 2002, North American index prices for natural gas and bunker "C' oil, which now represent 4% of our total productions costs, increased by approximately 60% and 20% respectively in 2003. This increase contributed to our decision to indefinitely idle our Sheldon, Texas and Lufkin, Texas mills. In the future, there can be no assurance that increases in the prices of the commodity products we use will not have a significant negative effect on our earnings.

OUR OPERATIONS ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS.

     The environmental laws and regulations to which we are subject relate to, among other matters, employee health and safety, timber cutting, plant and wildlife protection, air emissions, wastewater discharges, waste management, surface water and groundwater quality, landfill site operations and the discharge of materials into the environment. These laws and regulations require us to obtain, maintain in force and operate in compliance with the conditions of permits and authorizations from the appropriate governmental authorities. In certain circumstances, these laws and regulations also require us to clean up discharges of materials into the environment from current and former facilities. Regulatory authorities exercise considerable discretion in whether or not to issue permits and the timing of permit issuances. If we fail to comply with applicable requirements, our operations at the affected facilities could be interrupted and we could be required to incur significant additional expenditures, which could harm our financial results and financial condition. In addition, changes in environmental laws and regulations or their application could require us to make further significant expenditures.

     Failure to comply with applicable environmental laws, regulations or permit requirements may result in fines or penalties or enforcement actions by the regulators, including regulatory or judicial orders enjoining or curtailing operations or requiring corrective measures, installation of pollution control equipment or remedial actions, any of which could entail significant expenditures.

     We expect to continue incurring ongoing capital and operating expenses to achieve and maintain compliance with environmental requirements, to upgrade existing equipment to comply with new environmental requirements and to clean up discharges of substances into the environment.

WE MAY FACE INCREASED COSTS FOR, OR DECREASED SUPPLY OF, FIBRE.

     Our Canadian mills obtain a majority of their logs and wood chips requirements from rights to cut timber on public lands pursuant to agreements with the applicable provincial governments. The volume of timber allocated to us under these agreements varies depending on, among other things, changes in the requirements of the mill, availability of alternate fibre sources, the level of forest management activities carried out by us to maintain a sustainable wood fibre yield, and adjustments to the volume of timber allocated to us as provided for in the legislation of each jurisdiction from time to time. Several provinces are currently reviewing their respective applicable legislation. These reviews could have an impact on the volume of fibre made available to us and our forest management practices. Increasing pressures are exercised by environmental groups and first nations on us, our customers, our suppliers and governmental authorities with respect to forest management practices. These pressures may also result in changes in our forest management practices. In addition, an eventual settlement of the softwood lumber dispute between Canada and the United States may require further reviews of provincial legislation. There can be no assurance that a reduction in harvesting rights allocation will not be implemented as a result of these reviews and that an increase of the costs of fibre or of forest management will not occur as a result.

WE ARE REQUIRED TO MAKE A CASH CONTRIBUTION TO OUR PENSION PLANS IN 2004 IN EXCESS OF OUR ANNUAL PENSION EXPENSE AND WE MAY HAVE TO MAKE ADDITIONAL CASH CONTRIBUTIONS OVER TIME.

     We maintain both defined benefit and defined contribution pension plans. With the general decline in equity markets, current low interest rates and an increase in plan benefits, the plans' underfunded liability has increased significantly. As at December 31, 2003, we had $696 million of underfunded liability under our pension plans. As a result of the five-year collective agreement entered into with the Communication, Energy and Paperworkers Union of Canada (the "CEP") (see "Business -- Recent Developments -- Labour Negotiations"), we expect the underfunded liability under our pension plans to increase by approximately $160 million. Pension funding requirements are dependent upon various factors, including interest rate levels, asset returns, regulatory requirements for funding purposes and changes to pensions plan benefits. In 2004, we will make a contribution of approximately $100 million in excess of our annual pension expense to satisfy a portion of the underfunded liability of our pension plans, as required by law. Over time, we will continue to make contributions to satisfy our pension plans' funding legal obligations. There can be no assurance that the plans' increased underfunded liability will not have a material adverse effect on our business, financial condition, results of operations, cash flow and ability to service our debt obligations.

WE ARE EXPOSED TO CHANGES IN BANKING AND CAPITAL MARKETS AND CHANGES IN INTEREST RATES.

     We require both short-term and long-term financing to fund our operations, including capital expenditures. Changes in banking, capital markets and/or our credit rating could affect the cost or availability of financing. In addition, we are exposed to changes in interest rates with respect to floating rate debt, including the Floating Rate Notes, and in determining the interest rate of any new debt issues. Changes in the capital markets or prevailing interest rates can increase or decrease the cost or availability of financing.

INTENSE GLOBAL COMPETITION COULD ADVERSELY AFFECT US.

     We compete in North American and overseas export markets with numerous forest products companies, some of which have greater financial resources than we do. Our lumber segment also competes indirectly with firms that manufacture substitutes for wood building materials. While the principal basis for competition is price, we also compete on the basis of customer service, quality and product type. Our competitive position is influenced by the availability, quality and cost of fibre, energy and labour costs, plant efficiencies and productivity and foreign currency fluctuations. Some of our competitors may have lower fibre, energy, labour or other costs than we do, or less stringent environmental and other governmental regulations to comply with than we do. As well, certain competitors may be less leveraged than we are and therefore have greater financial flexibility than we do. In addition, variations in the exchange rates between the Canadian dollar and the United States dollar, and between the Canadian dollar and local currencies in each of our export markets, also affect the relative competitive position of our products when compared to our competitors outside of Canada. Our ability to compete in the markets to which we export our products is also dependent upon free access and transportation costs to such markets.

     There has been an increasing trend towards consolidation leading to new global producers. These global producers are typically large, well capitalized companies that may have greater flexibility in pricing and financial resources for marketing, investment and expansion than we do. It is also possible that existing and new competitors could invest in new paper machines with lower operating costs than our paper machines.

     There has also been an increasing trend toward consolidation among our customers. With fewer customers in the market for our products, the strength of our negotiation position with these customers could be weakened, which could have an adverse effect on our pricing, margins and profitability.

     If we are unable to compete effectively, our revenue could decline, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

LABOUR DISRUPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Collective bargaining agreements, including the five-year collective bargaining agreement recently entered into with the CEP, cover approximately 82% of our employees. These collective agreements expire at different times, some as early as 2005. We may not be able to negotiate acceptable new collective bargaining agreements, which could result in a strike or work stoppage by the affected workers. Renewal of collective bargaining agreements could result in higher wages or benefits paid to union members. Therefore, we could experience a disruption of our operations or higher ongoing labour costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

RISKS RELATING TO THE NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL NOT RECEIVE NEW NOTES IN THE EXCHANGE OFFER, AND YOU MAY NOT BE ABLE TO SELL YOUR OLD NOTES.

     We registered the New Notes, but not the Old Notes, under the Securities Act. The Old Notes may not be offered or sold except pursuant to an exemption from the registration of the Securities Act and applicable state securities laws or pursuant to an effective registration statement. We will issue New Notes only in exchange for Old Notes that are timely received by the Exchange Agent, together with all required documents, including a properly completed and duly signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes.

     Neither we nor the Exchange Agent is required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the exchange offer, you will continue to hold Old Notes that are subject to the existing special interest and transfer restrictions. In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act or offered or sold in a transaction exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     Although we may in the future seek to acquire unexchanged Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, we have no present plans to acquire any unexchanged Old Notes or to file with the SEC a shelf registration statement to permit resales of any unexchanged Old Notes. In addition, holders who do not tender their Old Notes, except for initial purchasers or holders of Old Notes who are prohibited by applicable law or SEC policy from participating in the exchange offer or may not resell the New Notes acquired in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holders, will not have any further registration rights and will not have the right to receive special interest on their Old Notes.

THE MARKET FOR THE OLD NOTES MAY BE SIGNIFICANTLY MORE LIMITED AFTER THE EXCHANGE OFFER.

     Because we anticipate that most holders of Old Notes will elect to exchange their Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer may be substantially limited. Any Old Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Old Notes outstanding. Accordingly, the liquidity of the market for any Old Notes could be adversely affected and you may be unable to sell them. The extent of the market for the Old Notes and the availability of price quotations would depend on a number of factors, including the number of holders of Old Notes remaining outstanding and the interest of securities firms in maintaining a market in the Old Notes. An issue of securities with a smaller number of units available for trading may command a lower, and more volatile, price than would a comparable issue of securities with a larger number of units available for trading. Therefore, the market price for the Old Notes that are not exchanged may be lower and more volatile as a result of the reduction in the aggregate principal amount of the Old Notes outstanding.

WE HAVE SIGNIFICANT INDEBTEDNESS AND MAY INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND LIMIT OUR ABILITY TO FULFILL OUR OBLIGATIONS RELATED TO THE NOTES.

     We have a significant amount of indebtedness and significant debt service obligations. As at June 30, 2004, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, we had $5,365 million of debt, excluding intercompany debt and other liabilities, such as our underfunded pension liability.

     This high degree of leverage could have important consequences to you. For example, it could make it more difficult for us to satisfy our obligations with respect to the Notes and other indebtedness; increase our vulnerability to adverse economic and industry conditions; require us to dedicate a substantial portion of cash from operations to the payment of debt service, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes; limit our ability to obtain financing for working capital, capital expenditures, general corporate purposes or acquisitions; place us at a disadvantage compared to our competitors that have a lower degree of leverage; and limit our flexibility in planning for, or reacting to, changes in our business and in the forest products industry. Despite our current level of indebtedness, we may still be able to incur substantially more indebtedness in the future. This would further exacerbate the risk associated with our substantial indebtedness.

WE MAY NOT GENERATE SUFFICIENT CASH FLOW TO SERVICE ALL OF OUR OBLIGATIONS, INCLUDING OUR OBLIGATIONS RELATED TO THE NOTES, AND MAY BE UNABLE TO REFINANCE EXISTING INDEBTEDNESS.

     Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, regulatory and other factors that are beyond our control. Our business may not generate cash flow in an amount sufficient to enable us to repay our indebtedness, including the Notes, or to fund our other liquidity needs. Our earnings coverage ratio, calculated pursuant to Canadian securities legislation, was less than one-to-one for the twelve month period ended June 30, 2004. See "Earnings Coverage." However, we have been in compliance with the interest coverage ratio applicable pursuant to the covenants of our revolving credit facility. See "Business -- Recent Developments -- Revolving Credit Facility."

     We may need to refinance all or portion of our indebtedness and other obligations, including the Notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things: our financial condition at the time; restrictions in the terms governing our bank credit facility, and other factors, including the condition of the financial markets or the forest products industry. As a result, we may not be able to refinance any of our indebtedness or other obligations, including the Notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancing are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the Notes.

THE NOTES WILL BE STRUCTURALLY SUBORDINATED TO THE INDEBTEDNESS AND OTHER OBLIGATIONS OF THE ISSUER'S SUBSIDIARIES AS WELL AS EFFECTIVELY SUBORDINATED TO ANY OF OUR FUTURE SECURED INDEBTEDNESS.

     The Notes will be general unsecured obligations of the Issuer and the Guarantor. All of the Guarantor's material subsidiaries are also subsidiaries of the Issuer and none of the Issuer's subsidiaries will guarantee the Notes. As a result, the Notes will be structurally subordinated to all future liabilities, including trade payables, of the Issuer's subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, insolvency, liquidation, dissolution, reorganization or any similar proceeding in relation to any of the Issuer's subsidiaries, holders of liabilities of such subsidiaries will be entitled to payment on their claims from assets of those subsidiaries before any of these assets are made available for distribution to the Issuer. As at June 30, 2004, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom, the Issuer's subsidiaries had approximately $328 million of debt, excluding intercompany debt and other liabilities.

     In the event that we are declared bankrupt, become insolvent or are liquidated, dissolved, reorganized or subject to any similar proceeding, any future secured indebtedness will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the Notes. Holders of the Notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to rank equally with the Notes, and with all of the other general creditors (including our pension fund, to the extent of any underfunded liability, and trade creditors), based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may be insufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less from our assets, ratably, than holders of any future secured indebtedness we may incur.

CERTAIN BANKRUPTCY AND INSOLVENCY LAWS MAY IMPAIR THE TRUSTEE'S ABILITY TO ENFORCE REMEDIES UNDER THE NOTES.

     We are incorporated under the laws of Canada and the Issuer is incorporated under the laws of the Province of Quebec. A substantial portion of our assets are located outside the United States. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside of the United States would recognize the United States bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a United States bankruptcy case involving a Canadian debtor like us with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable in Canada against us.

     The rights of the trustee to enforce remedies may be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an "insolvent person" to obtain a stay of proceeding against its creditors and others and to prepare and file a proposal for consideration by all or some of its creditors to be voted on by the various classes of its creditors. Such a restructuring proposal, if accepted by the requisite majorities of creditors and approved by the court, may be binding on persons, such as holders of the Notes, who may not otherwise be willing to accept it. Moreover, this provision of the legislation permits, in certain circumstances, an insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

     The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies' Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, if we were to seek protection under such Canadian bankruptcy legislation following commencement of or during such a proceeding, payments under the Notes may be discontinued, the trustee may be unable to exercise its rights under the indenture and holders of the Notes may not be compensated for any delays in payments, if any, of principal and interest.

WE ARE CURRENTLY RATED AS NON-INVESTMENT GRADE BY S&P, MOODY'S AND DBRS.

     Our credit rating with Standard & Poor's Rating Services ("S&P") is BB (with a negative outlook), Moody's Investors Service ("Moody's") is Ba2 (with a negative outlook) and Dominion Bond Rating Service Limited ("DBRS") is BB (high) (with a stable outlook). There is no way to predict with certainty any future rating actions by these agencies. The interest rates associated with our credit facility are based on our lowest credit rating. Any reduction in our ratings may increase our cost of borrowing. In addition to higher interest rates, further downgrades could adversely impact our access to capital, cost of capital and financial flexibility in the future as well as the value of the Notes.

NON-U.S. HOLDERS OF THE NOTES ARE SUBJECT TO RESTRICTIONS ON THE RESALE OF THE NOTES.

     We sold the Old Notes in reliance on exemptions from applicable Canadian provincial and territorial securities laws and laws of other jurisdictions where the Old Notes were offered and sold, and therefore the Old Notes may be transferred and resold only in compliance with the laws of those jurisdictions to the extent applicable to the transaction, the transferor and/or the transferee. Although we registered the New Notes under the Securities Act, we did not, and do not intend to, qualify the New Notes by prospectus in Canada or any other jurisdiction, and, accordingly, the New Notes will remain subject to restrictions on resale in Canada and in any other jurisdiction. In addition, non-U.S. holders will remain subject to restrictions imposed by the jurisdiction in which the holder is resident. See "The Exchange Offer -- Resale of the New Notes."

CERTAIN PERSONS WHO PARTICIPATE IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE NEW NOTES, WHICH SUBJECTS YOU TO POTENTIAL LIABILITY UNDER THE SECURITIES ACT.

     In some instances described in this prospectus under "The Exchange Offer -- Resale of the New Notes," you will be obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your New Notes. In those cases, if you transfer any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your New Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

ABSENCE OF PUBLIC MARKET FOR THE NEW NOTES.

     No active trading market currently exists for the New Notes and an active trading market may not develop in the future. The New Notes will not be listed on any stock exchange. If an active trading market does not develop, it could have an adverse effect on the market price of, and your ability to sell, the New Notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the New Notes. The market for the New Notes, if any, may be subject to similar disruptions, and other factors, including general economic conditions and our financial condition, performance and prospects. These factors could adversely affect you as a holder of New Notes.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference forward-looking statements. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future constitute forward-looking statements, including such things as:

     o the prices and consumption of, and the demand for, the products that we sell;

     o future capital expenditures (including the amount and nature of the expenditures) and the results of these expenditures;

     o    business strategies and measures to implement strategies; and

     o competitive strengths, goals, expansion and growth of our business and operations.

     These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends and current conditions as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including:

     o the special considerations discussed in this prospectus and the documents incorporated by reference in this prospectus;

     o    fluctuations in foreign exchange or interest rates;

     o    labour unrest;

     o    fluctuations in the availability or costs of raw materials or energy;

     o changes in existing forestry regulations or changes in how they are administered, which could result in the loss of certain contractual or other rights or permits that are material to our business;

     o the impact of fluctuations in duties imposed on lumber exported to the United States;

     o the impact of general economic conditions in the United States and Canada and in other countries in which we do business;

     o    underfunded pension liability;

     o    competitive actions by other companies;

     o industry conditions, including the adoption of new environmental laws and regulations and changes in how they are interpreted and enforced;

     o    the availability of qualified personnel or management;

     o    the outcome of certain litigation or disputes;

     o    conditions in the capital markets;

     o    the approval of regulatory authorities;

     o    opportunities available to or pursued by us;

     o our ability to successfully integrate companies or businesses acquired; and

     o    other factors, many of which are beyond our control.

     We caution that the foregoing list of important factors is not exhaustive. All of the forward-looking statements made in this prospectus and the documents incorporated herein by reference are qualified by these cautionary statements and the cautionary statements contained in the documents incorporated by reference. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences or effects. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus and "Item 4: Description of the Business -- Litigation" in our Annual Information Form dated May 17, 2004, which is incorporated by reference into this prospectus.

                                 USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer and the issuance of the New Notes offered hereby. Because we are exchanging the New Notes for the Old Notes, which have substantially identical terms, the issuance of the New Notes will not result in any increase in our indebtedness. The Old Notes tendered in exchange for New Notes will be cancelled and cannot be reissued. The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. The net proceeds received by the Issuer from the offering and sale of the Old Notes was approximately $392.4 million, after deducting the initial purchasers' commissions and the estimated expenses of the offering. We used, or will use, the net proceeds received from the offering and sale of the Old Notes (i) to reduce our outstanding indebtedness under our revolving credit facility, (ii) to repay the US$118 million floating-rate term loan maturing on June 30, 2004 of Alabama River Newsprint Company, which recently became a wholly owned subsidiary of the Issuer, and (iii) for general corporate purposes, which may include the repayment of other existing indebtedness. Pending such use, the Issuer may invest those funds in short-term marketable securities.

                                 CAPITALIZATION

     The following table sets forth (i) our consolidated capitalization as of June 30, 2004 which gives effect to the issuance and sale of the Old Notes and the application of the net proceeds therefrom as described under "Use of Proceeds," and (ii) our consolidated capitalization as of December 31, 2003.

     The table should be read together with our unaudited interim consolidated financial statements for the six months ended June 30, 2004 incorporated by reference into this prospectus. For the purpose of the capitalization table, all United States dollar amounts have been translated into Canadian dollars based on the closing rate on June 30, 2004 of $1.00 = US$0.7460.

                                                                     AS OF              AS OF
                                                                    JUNE 30,         DECEMBER 31,
                                                                      2004               2003
                                                                   -----------       -------------
                                                                           (IN MILLIONS)
                                                                   (UNAUDITED)       (IN MILLIONS)
        Cash and cash equivalents...........................       $      194        $        53
                                                                   ===========       =============
        Long-term debt (including current portion):
          Recourse:
             Existing debt..................................       $    4,516        $     4,476
             Notes offered..................................              536                 --
          Non-recourse......................................              313                482
                                                                   -----------       -------------
        Total long-term debt................................            5,365              4,958
                                                                   -----------       -------------
        Non-controlling interests...........................               88                167
        Shareholders' equity:
          Capital stock.....................................            3,517              3,517
          Contributed surplus...............................               23                 14
          Deficit...........................................             (533)              (395)
          Foreign currency translation adjustment...........             (186)              (266)
                                                                   -----------       -------------
             Total shareholders' equity.....................            2,821              2,870
                                                                   -----------       -------------
        Total capitalization(1).............................       $    8,080        $     7,942
                                                                   ===========       =============

----------

(1) Total capitalization equals total long-term debt (including long-term debt due within one year) plus non controlling interest and shareholders' equity minus cash and cash equivalents.

                                EARNINGS COVERAGE

     The earnings coverage ratios set out below have been calculated for the twelve-month periods ended December 31, 2003 and June 30, 2004 and have been calculated on a pro forma basis after giving effect to the issuance of the Old Notes. The earnings coverage ratios have been calculated on a consolidated basis using financial information prepared in accordance with Canadian GAAP by dividing our consolidated earnings by our interest obligations. For purposes of the calculations, our consolidated earnings represent our consolidated net earnings before interest and income taxes and our interest obligations represent our interest obligations on all our long-term debt (including long-term debt due within one year). Our consolidated earnings for the twelve-month periods ended December 31, 2003 and June 30, 2004 include closure costs of $74 million for the period ended June 30, 2004 and of $67 million for the period ended December 31, 2003 related to the indefinite idling of our Lufkin, Texas and Port-Alfred, Quebec mills.

     The annual interest obligations on our consolidated long-term debt (using applicable interest and exchange rates) for the twelve-month period ended June 30, 2004 would have been $405 million. Our consolidated earnings for the twelve-month period ended June 30, 2004, before interest on long-term debt and income taxes, were $69 million. For the twelve-month period ended June 30, 2004, the earnings coverage ratio would have been less than one-to-one and our consolidated earnings would have had to have been higher by approximately $336 million for the earnings coverage ratio to have been one-to-one for the period.

     The annual interest obligations on our consolidated long-term debt (using applicable interest and exchange rates) for the twelve-month period ended December 31, 2003, would have been $416 million. Our consolidated earnings for the twelve-month period ended December 31, 2003, before interest on long-term debt and income taxes, were $417 million. This amount represents approximately
1.0 times the annual interest requirements.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following tables set forth selected consolidated financial and operating data for the six-month periods ended June 30, 2004 and 2003 and for the years ended December 31, 2003, 2002 and 2001.

     This information has been derived from our audited consolidated financial statements and unaudited interim consolidated financial statements and should be read in conjunction with our annual Management's Discussion and Analysis and our audited consolidated financial statements for the year ended December 31, 2003 and related notes, our interim Management's Discussion and Analysis and the unaudited interim consolidated financial statements for the six months ended June 30, 2004 and 2003 and related notes, which are all incorporated by reference in this prospectus. Our audited consolidated financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. The report of PricewaterhouseCoopers LLP on the audited consolidated financial statements is incorporated by reference in this prospectus.

     We prepare our annual consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. There are material differences between our financial results under Canadian GAAP and U.S. GAAP. You should refer to note 26 to our audited consolidated financial statements incorporated by reference in this prospectus as well as in the "Supplementary Information Required under U.S. GAAP as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003" beginning on page F-2 of this prospectus for a description of material differences between U.S. GAAP and Canadian GAAP as they relate to our annual consolidated financial statements.

     Effective January 1, 2004, we applied the new Section 1100 of the Canadian Institute of Chartered Accountants Handbook (the "Handbook"), "Generally Accepted Accounting Principles," which eliminates "industry practice" as a possible source for consultation. As a result, we now record our distribution costs and our countervailing and antidumping duties as operating expenses, instead of as a reduction from gross sales to determine "Sales." Certain comparative figures for the years ended December 31, 2003, 2002 and 2001 have been reclassified to conform to the current period presentation.

     Effective January 1, 2004, we applied the new recommendation of the Handbook section 3870, "Stock-Based Compensation and Other Stock-Based Payments," that states that a fair value based method must be used to value employee stock options. The intrinsic value method is no longer acceptable. The recommendation was applied retroactively with restatement for all stock options granted after January 1, 2002. For the purposes of the selected financial data presented on the next page, the restatement was applied only to the six months ended June 30, 2003 and June 30, 2004. The restatement of prior period earnings resulted in an increase in "Selling, general and administrative expenses" of $2 million ($0.01 per share) for the six months ended June 30, 2003. The consolidated earnings for the years ended 2003, 2002 and 2001 were not restated to reflect the application of this new recommendation.

                                                                       SIX MONTHS ENDED
                                                                           JUNE 30,                   YEAR ENDED DECEMBER 31,
                                                                     ---------------------       -----------------------------------
                                                                     2004(1)       2003(1)       2003(1)        2002          2001
                                                                     -------       -------       -------      -------        -------
                                                                                              (IN MILLIONS)
                                                                         (UNAUDITED)
   CONSOLIDATED EARNINGS:
   Sales......................................................      $  2,794      $  2,738      $  5,450     $  5,739       $  6,421
   Distribution costs.........................................           299           297           587          591            592
   Countervailing & antidumping duties........................            52            39            77           26             18
                                                                     -------       -------       -------      -------        -------
   Net sales..................................................         2,443         2,402         4,786        5,122          5,811
   Cost of products sold......................................         2,003         2,073         4,136        4,107          4,018
   Selling, general and administrative expenses...............            93            92           181          169            172
   Closure costs..............................................             7            --            67           --             --
   Amortization of plant and equipment........................           298           312           687          648            640
   Amortization of intangible assets..........................             8             8            16           16             16
   Goodwill impairment........................................            --            --            21           --             --
                                                                     -------       -------       -------      -------        -------
   Earnings (loss) from continuing operations.................            34           (83)         (322)         182            965
   Financial expenses.........................................           192           199           389          444            470
   Loss (gain) on translation of foreign
     currencies...............................................           124          (572)         (741)         (54)           265
   Other expense (income).....................................           (19)            5             9           13             13
                                                                     -------       -------       -------      -------        -------
   Earnings (loss) from continuing operations before
     the following items......................................          (263)          285            21         (221)           217
   Income tax expense (recovery)..............................           (73)          (36)         (151)        (181)            84
   Share of earnings from investments subject to
     significant influence....................................            (4)           --            --           --             --
   Non-controlling interests..................................            (1)           (5)          (10)           7             23
                                                                     -------       -------       -------      -------        -------
   Earnings (loss) from continuing operations before
     goodwill amortization....................................          (185)          326           182          (47)           110
   Goodwill amortization......................................            --            --            --           --             40
                                                                     -------       -------       -------      -------        -------
   Earnings (loss) from continuing operations.................          (185)          326           182          (47)            70
   Earnings (loss) from discontinued operations...............            75            --            (3)         306             36
   NET EARNINGS (LOSS)........................................       $  (110)      $   326       $   179      $   259        $   106
                                                                     =======       =======       =======      =======        =======

                                                                      AS AT JUNE 30,                    AS AT DECEMBER 31,
                                                                 ------------- --------       ------------------------------------
                                                                   2004(1)       2003(1)        2003(1)        2002          2001
                                                                 --------      --------       --------      --------      --------
                                                                                 (IN MILLIONS, UNLESS OTHERWISE NOTED)
                                                                      (UNAUDITED)
      BALANCE SHEET DATA (AT PERIOD AND YEAR
        END)(2):
      Cash and cash equivalents..........................        $    194      $    139       $     53      $    146       $   208
                                                                 --------      --------       --------      --------      --------
      Other current assets of continuing
        operations.......................................           1,382         1,170          1,185         1,374         1,374
      Current assets of discontinued
        operations.......................................              --            --             --            --            58
      Investments........................................              18           266            273           264            72
      Property, plant and equipment......................           6,387         6,695          6,421         7,138         7,531
      Future income taxes................................             331           259            296           221            99
      Intangible assets..................................             481           493            489           501           517
      Goodwill...........................................           1,383         1,402          1,377         1,426         1,420
      Other assets.......................................              97            97             91            74            83
      Non-current assets of discontinued
        operations.......................................              --            --             --            --           106
                                                                 --------      --------       --------      --------      --------
      TOTAL ASSETS.......................................        $ 10,273      $ 10,521       $ 10,185      $ 11,144      $ 11,468
                                                                 --------      --------       --------      --------      --------
      LIABILITIES AND SHAREHOLDERS'
        EQUITY
     Accounts payable and accrued
        liabilities......................................        $  1,036      $    891       $  1,048      $  1,100      $  1,157
      Long-term debt due within one year.................             153           315            317           225           249
      Current liabilities of discontinued
        operations.......................................              --            --             --            --             9
      Long-term debt.....................................           5,212         4,801          4,641         5,408         5,809
      Future income taxes................................             899         1,014            934           986           980
      Deferred gain......................................              --           123             86           134            --
      Non-controlling interests..........................              88           155            167            70            69
      Employee future benefits...........................              64           110            122           135           204
      Non-current liabilities of discontinued
        operations.......................................              --            --             --            --            20
      Shareholders' equity...............................           2,821         3,112          2,780         3,086         2,971
                                                                 --------      --------       --------      --------      --------
      TOTAL LIABILITIES AND SHAREHOLDERS'
        EQUITY...........................................        $ 10,273      $ 10,521       $ 10,185      $ 11,144      $ 11,468
                                                                 ========      ========       ========      ========      ========

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,                     YEAR ENDED DECEMBER 31,
                                                             ----------------------     ----------------------------------------
                                                              2004(1)       2003(1)       2003(1)         2002            2001
                                                             --------      --------     --------        --------        --------
                                                                            (IN MILLIONS, UNLESS OTHERWISE NOTED)
                                                                  (UNAUDITED)
    OTHER DATA:
    EBITDA(3) of continuing operations................       $    340      $    237     $    402(4)     $    846(4)     $  1,621(4)
    Capital expenditures of continuing
      operations......................................            134            94          262             214             459
    SELECTED OPERATING DATA (SHIPMENTS) OF
      CONTINUING OPERATIONS:
    Newsprint (in thousands of tonnes)................          2,224         2,295        4,611(4)        4,624(4)        4,456(4)
    Value-added groundwood papers
      (in thousands of tonnes)........................            884           889        1,810(4)        1,770(4)        1,761(4)
    Wood products (in millions of board
      feet)...........................................          1,046           988        1,930(4)        1,759(4)        1,704(4)

----------
(1) Since January 1, 2003, we have had an option to purchase our joint venture partner's 50% interest in Alabama River Newsprint Company and Alabama River Recycling Company (collectively "Alabama") for a nominal amount. Prior to June 2, 2004, in accordance with Section 1590 of the Handbook, we treated Alabama as a subsidiary even though we did not own the majority voting interest because we had the ability to elect the majority of the members of the board of directors of Alabama through the ownership of said option, that, if exercised, would have given us the majority voting interest. Our balance sheet as at December 31, 2003 and for the six-month periods ended June 30, 2003 and 2004, as well as the consolidated earnings of our operations and our cash flows for the year ended December 31, 2003 and six-month periods ended June 30, 2003 and 2004 include fully the accounts of Alabama. On June 2, 2004, we exercised our option and Alabama is now a wholly-owned subsidiary of the Issuer.

(2) Certain comparative figures presented in the balance sheet have been reclassified to conform to the current period presentation.

(3) EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. EBITDA is calculated by adding amortization of plant and equipment, amortization of intangible assets as well as goodwill impairment to operating profit from continuing operations. Operating profits (loss) from continuing operations included closure costs of $7 million for the period ending June 30, 2004 and of $67 million for the year ended December 31, 2003 related to the indefinite idling of the Lufkin, Texas and Port-Alfred, Quebec mills. Operating profits (losses) from continuing operations also included $5 million in additional costs relating to the start-up of the Alma paper machine for the period ending June 30, 2004.

EDITDA is not a recognized measure under Canadian GAAP or U.S. GAAP. EBITDA is presented because we believe it is a useful measure of our operating performance. However, EBITDA should not be considered as an alternative to net cash provided by operating activities as a measure of our liquidity or as an alternative to net earnings as an indicator of our operating performance or any other measure of performance in accordance with Canadian or U.S. GAAP. As used in this prospectus, EBITDA may not be comparable to EBITDA as reported by other companies. The following table shows how we calculate EBITDA:

                                                      SIX MONTHS ENDED
                                                          JUNE 30,                  YEAR ENDED DECEMBER 31,
                                                   ----------------------    -------------------------------------
                                                    2004(1)       2003(1)      2003(1)        2002         2001
                                                   --------      --------    ---------      --------    ----------
                                                                           (IN MILLIONS)
                                                                            (UNAUDITED)
       EBITDA RECONCILIATION:
       Operating profit (loss) from
         continuing operations...............      $     34      $    (83)   $    (322)     $    182    $      965
       Amortization of property, plant
         and equipment.......................           298           312          687           648           640
       Amortization of intangible
         assets..............................             8             8           16            16            16
       Goodwill impairment...................            --            --           21            --            --
                                                   --------      --------    ---------      --------    ----------
       EBITDA................................      $    340      $    237    $     402      $    846    $    1,621
                                                   ========      ========    =========      ========    ==========

(4) Unaudited.

                                    BUSINESS

     We are a global leader in the production of newsprint and uncoated groundwood (value-added groundwood) papers as well as a major producer of wood products, generating net sales of approximately $4.8 billion in 2003. We conduct business in approximately 70 countries and have operations based on three continents. Responsible for the forest management of approximately 17.5 million hectares, we are committed to the sustainability of the natural resources in our care. We are also the world's largest recycler of newspapers and magazines, serving 17 metropolitan areas with more than 11,200 Paper Retriever(R) collection points and 14 recycling centres in Canada, the United States and the United Kingdom. We have ownership interests in 27 paper mills, 22 sawmills, four remanufacturing facilities and one engineered wood facility located in Canada, the United States, the United Kingdom, South Korea, China and Thailand. We have approximately 15,000 employees, excluding PanAsia, our 50% owned joint venture, which has approximately 2,100 employees.

     Our sales and assets are geographically diverse. In 2003, the geographical breakdown of our net sales by final destination was 15% in Canada, 59% in the United States and 26% in other countries, primarily the United Kingdom, Brazil, India and South Korea. We supply a very diverse order book of over 1,400 customers worldwide. In 2003, our newsprint, value-added groundwood papers and wood products segments contributed 59%, 29% and 12%, respectively, to our consolidated net sales, excluding purchased and resold newsprint and inter-segment wood products. In 2003, our capital assets (comprised of property, plant and equipment and intangible assets) and goodwill totaled approximately $8.3 billion, with 65% of such capital assets and goodwill in Canada, 21% in the United States and 14% in other countries.

     NEWSPRINT. We are the world's largest newsprint producer with a total annual production capacity of over 5.4 million tonnes. Based on production capacity, we have the leading North American and global newsprint market share with 30% and 14%, respectively. We have a significant presence in all major international markets. Our PanAsia joint venture operates a modern and low cost portfolio of newsprint machines, with a total annual production capacity of approximately 1.3 million tonnes giving PanAsia a 21% market share in Asia (excluding Japan). As at December 31, 2003, total assets for our newsprint segment were approximately $6.6 billion.

                         2004 NEWSPRINT CAPACITY BY MILL

                                 MILL                              NEWSPRINT
      ---------------------------------------------------        -------------
                                                                 (IN THOUSANDS
                                                                  OF TONNES)
      CANADA
      Alma (Quebec)(1)...................................               90
      Amos (Quebec)......................................              206
      Baie-Comeau (Quebec)...............................              595
      Belgo (Quebec).....................................              273
      Clermont (Quebec)..................................              362
      Grand Falls (Newfoundland).........................              203
      Iroquois Falls (Ontario)...........................              253
      Kenora (Ontario)...................................              151
      Mackenzie (British Columbia).......................              188
      Port-Alfred (Quebec)(2)............................              282
      Stephenville (Newfoundland)........................              189
      Thorold (Ontario)..................................              431
                                                                    ------
                                                                     3,223
      UNITED STATES
      Alabama River (Alabama)............................              264
      Augusta Newsprint (Georgia)(3).....................              222
      Lufkin (Texas).....................................              149
      Sheldon (Texas)(4).................................              328
      Snowflake (Arizona)................................              348
                                                                    ------
                                                                     1,311
      INTERNATIONAL
      Bridgewater (United Kingdom).......................              292
      Chongwon (South Korea) (PanAsia)(3)................               95
      Jeonju (South Korea) (PanAsia)(3)..................              420

      Shanghai (China) (PanAsia)(3)......................               70
      Singburi (Thailand) (PanAsia)(3)...................               65
                                                                    ------
                                                                       942
                                                                    ------
                                                                     5,476
                                                                    ======

----------

(1) Alma's capacity reflects the completion of the conversion project in the second half of 2004.

(2) 90,000 tonnes from Port-Alfred's machine #2 was removed following its permanent closure.

(3)  Capacity figures shown reflect our proportionate share ownership.

(4) 140,000 tonnes from Sheldon's machine #6 was removed following its permanent closure.


                      2003 DISTRIBUTION OF NEWSPRINT SALES

                                   (PIE CHART)

                                United States 50%
                                Europe 16%
                                Asia 15%
                                Canada 9%
                                Latin America 7%
                                Other Countries 3%

     VALUE-ADDED GROUNDWOOD PAPERS. We are the world's largest uncoated groundwood paper producer with total annual production capacity of over two million tonnes. Based on production capacity, we have the leading North American and global uncoated groundwood paper market share with 31% and 12%, respectively. We are the only North American uncoated groundwood paper producer to manufacture the full spectrum of paper grades in this segment. As at December 31, 2003, total assets for our value-added groundwood paper segment were approximately $2.9 billion.

     In the summer of 2004, we completed the conversion of our Alma, Quebec newsprint machine to produce value-added groundwood papers rather than newsprint. Once operating at full capacity, the converted machine will have an annual production capacity of 230,000 tonnes of value-added groundwood papers. As the North American newsprint market matures, we will continue to take advantage of converting newsprint capacity to serve the growing value-added groundwood paper markets. This allows us to respond to the continuing trend of advertisers shifting to higher value paper grades and to further penetrate traditional freesheet markets with economical and environmentally responsible alternatives.

               2004 VALUE-ADDED GROUNDWOOD PAPER CAPACITY BY MILL

                                                                    TOTAL
                                                                  VALUE-ADDED
                              MILL                             PAPERS & PULP(1)
      ----------------------------------------------------     ----------------
                                                               (IN THOUSANDS OF
                                                                    TONNES)
      CANADA
      Alma (Quebec)(2)....................................            221
      Beaupre (Quebec)....................................            215
      Belgo (Quebec)......................................            106
      Fort Frances (Ontario)(1)...........................            371
      Fort William (Ontario)..............................            147
      Grand Falls (Newfoundland)..........................              8
      Iroquois Falls (Ontario)............................             44
      Kenogami (Quebec)...................................            190
      Kenora (Ontario)....................................             93
      Laurentide (Quebec).................................            374
      Port-Alfred (Quebec)................................             36
      Stephenville (Newfoundland).........................              4
                                                                  -------
                                                                    1,809
      UNITED STATES
      Lufkin (Texas)......................................            234
                                                                  -------
                                                                      234
      INTERNATIONAL
      Jeonju (South Korea) (PanAsia)(3)...................             83
                                                                  -------
                                                                       83
                                                                  -------
                                                                    2,126
                                                                  =======

----------

(1) The 2004 value-added groundwood paper capacity includes 87 thousand tonnes of market pulp.

(2) Alma's capacity reflects the completion of the conversion project in the second half of 2004.

(3)  Capacity figures shown reflect our proportionate share ownership.



             2003 DISTRIBUTION OF VALUE-ADDED GROUNDWOOD PAPER SALES

                                   (PIE CHART)

                                United States   81%
                                Canada          11%
                                Other Countries  8%


     WOOD PRODUCTS. We are a leading North American producer of lumber and the largest Canadian producer east of the Rockies. We have ownership interests in 22 sawmills, four remanufacturing facilities and one engineering wood facility in Canada having a total annual production capacity of over 2.4 billion board feet. Lumber products manufactured at our sawmills include studs, structural lumber and remanufactured wood products (i.e. furniture parts, fencing, bed frames, etc.). Our sawmills enable us to maximize use of the timber we harvest while providing a secure supply of wood chips to our newsprint and value-added groundwood paper operations. The major markets for our lumber products are the Eastern United States, Northwest United States and Eastern Canada. As of December 31, 2003, total assets for our wood products segment were approximately $750 million.

                                                 2004 PRODUCTION CAPACITY BY REGION

                                                                                                             SHARE OF PRODUCTION
                                                                                                          ------------------------
                                                                                                          CAPACITY        CAPACITY
                                                                                                          --------        --------
                                                                                                            (MLF)           (MBF)
SAWMILLS
QUEBEC
QUEBEC WEST
Abitibi                                             Champneuf, Comtois, Senneterre                                            317
QUEBEC CENTRE
Lac-Saint-Jean                                      Chibougamau, Girardville, Normandin, La Dore,
                                                    Roberval, Saint-Thomas                                                    698
                                                    Produits Forestieres Petit Paris                                           45
Saguenay                                            Produits Forestiers Saguenay                                              226
Mauricie                                            La Tuque                                                                  108
                                                    Produits Forestiers La Tuque                                               68
QUEBEC EAST
North-Shore                                         Pointe-aux-Outardes                                                       270
Charlevoix                                          Petit Saguenay, Saint-Hilarion                                             61
BRITISH COLUMBIA
Mackenzie.............................................................................................                        448
TOTAL-- SAWMILLS......................................................................................                      2,241
                                                                                                                           ======
REMANUFACTURING AND ENGINEERED WOOD FACILITIES
Lac-Saint-Jean                                      Saint-Prime, Saint-Prime Finger-jointing,
                                                    La Dore Finger-jointing                                                   103
Saguenay                                            Abitibi-Lp Engineering Wood                              35
Charlevoix                                          Chateau-Richer, Manseau                                                    84
                                                                                                         ------            ------
TOTAL-- REMANUFACTURING AND ENGINEERED WOOD FACILITIES                                                       35               187
                                                                                                         ======            ======

                            2003 CANADIAN FACILITIES

                                 (MAP - CANADA)

                 2003 UNITED STATES AND INTERNATIONAL FACILITIES

                              (MAP - UNITED STATES)


     OPERATIONAL IMPROVEMENTS. Synergy cost savings from our June 2000 acquisition of Donohue Inc. reached an annualised run rate of $294 million in the fourth quarter of 2001, surpassing our $250 million target set after the acquisition.

     In 2002, we set a target of reducing our costs by $100 million compared to 2001. All of our locations implemented cost improvement initiatives to reduce material usage and/or increase machine productivity. At the end of the year 2002, we had realized $89 million in annualised cost reductions. Lower productivity caused by market-related downtime was the main factor for not achieving our original goal.

     At the end of 2003, we continued the implementation of our focused downtime strategy by indefinitely idling our Lufkin, Texas and Port-Alfred, Quebec paper mills. As a result of these measures, we expect to reduce our operating costs by at least $125 million in 2004. In 2003, we also took 977,000 tonnes of market-related downtime in order to adjust production according to our order books. See "Business -- Recent Developments -- Indefinite Idling of Capacity Reduction Program."

     COMPETITION. Our main competitors are North American and Western European paper manufacturers and North American lumber producers. While selling prices, quality and customer service are generally the principal factors influencing competition, other factors such as foreign exchange fluctuations, cost of fibre supply, as well as the ongoing dispute between the United States and Canada regarding the sale of softwood lumber from Canada to the United States, can also have an impact on our competitive position.

RECENT DEVELOPMENTS

SECOND QUARTER RESULTS

     IN CONJUNCTION WITH THIS SUMMARY OF THE RESULTS OF OUR SECOND QUARTER ENDED JUNE 30, 2004, YOU SHOULD READ THE COMPLETE TEXT OF OUR "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" FOR THE SIX MONTHS ENDED JUNE 30, 2004, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

     On July 22, 2004, we reported a loss of $79 million for the second quarter ended June 30, 2004 compared to net earnings of $146 million in the same quarter of 2003. Included in the second quarter of 2004 was an after tax loss of $68 million on the translation of foreign currencies compared to an after-tax gain of $246 million realized in the second quarter of 2003. The currency translation adjustment relates mainly to our United States dollar denominated debt balances. Sales were $1,439 million in the second quarter of 2004, compared to $1,386 million in the second quarter of 2003. The operating profit from continuing operations was $51 million during the second quarter of 2004, compared to an operating loss from continuing operations of $47 million for the second quarter of 2003. The $98 million improvement in operating results from continuing operations during the second quarter of 2004 compared to the second quarter of 2003 was mainly due to higher United States dollar selling prices in our three business segments partly offset by lower paper sales volume and a stronger Canadian dollar. Operating profit from continuing operations per business segment for the six-month periods ended June 30, 2003 and 2004, was as follows:

                                       OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS

                                                                      SECOND QUARTER               SIX-MONTH PERIOD
                                                                  -----------------------      -------------------------
                                                                    2004          2003           2004            2003
                                                                  -------       ---------      --------        ---------
                                                                                (IN MILLIONS OF DOLLARS)
        Newsprint..........................................       $    21       $    (13)      $     21        $    (32)
        Value-Added Groundwood Papers......................            (1)            (9)           (17)             (6)
        Wood Products......................................            31            (25)            30             (45)
                                                                  -------       ---------      --------        ---------
                                                                  $    51       $    (47)      $     34        $    (83)
                                                                  =======       =========      ========        =========

     PanAsia recorded net earnings of US$7 million on sales of US$251 million in the second quarter of 2004 (50% of which are included, on a proportionate consolidation basis, in our second quarter consolidated statement of earnings), compared to net earnings of US$15 million on sales of US$224 million in the second quarter of 2003.

     NEWSPRINT. According to the Pulp and Paper Products Council (the "PPPC"), newsprint consumption by United States daily newspapers was down 1.2% in April and May of 2004 and 1% for the first five months of the year, compared to the same period in 2003. However, advertising linage was up 1.6% in April and May 2004 compared to the same period in 2003. North American overall demand for newsprint decreased by 0.2% in April and May of 2004, compared to the same period in 2003. For the five-month period, demand increased by 0.4% compared to the same period last year.

     According to the PPPC, at the end of May 2004, total producer and customer newsprint inventories were lower by 16,000 tonnes, or 1%, compared to the end of March 2004 and higher by 65,000 tonnes, or 4.5%, compared to the end of May 2003. United States daily newspaper inventories increased from 39 days of supply at the end of May 2003 to 43 days of supply at the end of May 2004. At the end of the second quarter of 2004, our inventories destined to both international markets and North American customers increased by approximately 30,000 tonnes compared to the end of 2003.

     Our newsprint shipments in the second quarter of 2004 were 1,084,000 tonnes compared to 1,179,000 tonnes in the second quarter of 2003. Except for the previously announced indefinitely idled mills and the conversion of the Alma newsprint machine, we did not take any other market-related downtime in the second quarter of 2004.

     In 2003, two newsprint price increases were announced and were put in effect on March 1 and August 1. As a result, the 2003 year-end industry published transaction price stood at US$515 per tonne or 9.6% above the year-end 2002 price. Newsprint prices in international markets, with the exception of European countries, increased between 10% and 20% during 2003. In 2003, published transaction prices in Europe were approximately 10% lower than in 2002. These United States dollar prices increases were partially offset by the increased value of the Canadian dollar, which had a negative impact on Canadian dollar realization.

     During the first quarter of 2004, we announced a US$50 per tonne price increase in the United States effective February 1, 2004. On May 24, 2004, we adjusted our US$50 price increase to US$35 per tonne, retroactively to February 1, 2004. In July 2004, we announced a US$50 per tonne price increase in the United States effective September 1, 2004.

     On a per tonne basis, our cost of products sold in the second quarter of 2004 was $3 lower than in the same quarter of 2003. This was mainly due to the impact of the focused downtime announced at the end of 2003 and a stronger Canadian dollar reflected in the relatively lower costs of our United States mills partly offset by cost increases in energy and recycled fibre in both North America and the United Kingdom as well as higher cost at PanAsia mostly related to recycled fibre.

     VALUE-ADDED PAPERS. According to the PPPC, North American demand for uncoated groundwood papers increased 2.2% in April and May of 2004 compared to the same period of 2003. Demand increased 4.2% for the first five months of the year, compared to the same period of 2003. This increase was due to growth in a number of individual grades, notably in directory and super-bright grades.

     Our shipments of value-added groundwood paper grades totalled 447,000 tonnes in the second quarter of 2004, compared to 455,000 tonnes in the second quarter of 2003. Despite the indefinite idling of the Lufkin, Texas mill, these shipments were only 8,000 tonnes lower than the corresponding quarter of 2003. Our uncoated freesheet substitute grades, ABIOFFSET(TM) grades, continue to be successful with sales increasing 9.5% in the second quarter of 2004 compared to the second quarter of 2003.

     During the second quarter of 2004, we announced a price increase of US$40 per short ton effective August 1, 2004 for our EQUAL OFFSET(R) GRADE. DURING THE QUARTER WE PARTLY IMPLEMENTED PRICE INCREASES ON OUR ABIBRITE(R), ABIOFFSET(TM) and some of our ABICAL grades(R).

     On a per tonne basis, our cost of products sold in the second quarter of 2004 was $12 lower than in the second quarter of 2003. This was mainly due to the impact of our focused downtime announced at the end of 2003, partly offset by the additional cost related to the Alma paper machine start-up. See "-- Indefinite Idling and Capacity Reduction Program."

     WOOD PRODUCTS. United States housing starts decreased by 2.6% from an annual rate of approximately 1.85 million units during June of 2003 to approximately 1.802 million units during June of 2004. During the second quarter of 2004, average U.S. dollar lumber prices (f.o.b. Great Lakes) increased by 36% for 2 x 4 stud and 61% for 2 x 4 Random Length compared to the same period in 2003.

     Sales volume in the second quarter of 2004 totaled 558 million board feet
(MBf), compared to 535 MBf for the same period in 2003. Average selling prices in Canadian dollars for the second quarter of 2004 were 36% higher than in the same quarter in 2003 primarily as a result of higher United States dollar lumber prices, partly offset by a stronger Canadian dollar.

     On a per thousand board feet basis, our cost of products sold in the second quarter of 2004 was $11 higher than in the second quarter of 2003. This was mainly due to higher wood cost.

TRENDS AND OUTLOOK FOR THE SECOND HALF OF 2004

     We believe we have passed the trough in our financial results for newsprint, value-added groundwood papers and wood products segments experienced in the fourth quarter of 2003.

     NEWSPRINT. We expect newsprint consumption to turn positive during the second half of 2004, in line with economic growth and solid job creation in the United States. The primary risk factor remains help-wanted advertising, which has yet to show sustained, solid growth for the newspaper publishers. We expect demand growth in Europe to rise slightly this year, with the primary risk factors being growth in the two major consuming countries, the United Kingdom and Germany. In North America, following the idling of capacity, the supply-demand balance is expected to remain tight in the second half of 2004 and into 2005.

     VALUE-ADDED GROUNDWOOD PAPERS. We expect uncoated groundwood demand to continue to grow in the second half of 2004 along with an improved economy. Uncoated groundwood grades are expected to benefit from improvements in advertising spending and continued grade substitution. Industry forecasters are predicting demand growth for 2004 to be approximately 3% to 4%. Imports from Europe continue to be a significant competitive factor, which may be tempered by the weak United States dollar and improvements in European markets.

     WOOD PRODUCTS. We expect housing starts in the United States to remain strong in the second half of 2004 but to be slightly lower than the first half of 2004. We expect demand in lumber to be slightly lower in the second half of 2004 than in the first half of 2004.

DIVESTITURES

     SALE OF VOYAGEUR PANEL. On April 15, 2004, Boise Cascade Corporation (Boise), which held a 47% interest in Voyageur Panel, and its joint-venture partners (Abitibi-Consolidated (21% interest), Northwestern Mutual Life Insurance Company (17% interest) and Allstate Insurance Company (15% interest)) announced that they had reached an agreement with Ainsworth Lumber Co. Ltd. for its purchase of all the issued and outstanding shares of Voyageur Panel for US$193 million, plus up to US$10 million based on oriented strand board (OSB) prices between closing and year-end. Upon closing of this transaction on May 19, 2004, we received a net amount of US$41 million for our 21% interest in Voyageur Panel. These net proceeds were used for the repayment of certain debt and for general corporate purposes. In the second quarter of 2004, an after-tax gain of $19 million was recorded as a result of the transaction.

     SALE OF SAINT-FELICIEN PULP MILL. On February 27, 2004, we sold our remaining 25% interest in SFK Pulp General Partnership ("SFK GP") for gross proceeds of $118.5 million. Net proceeds of $112 million were used for the repayment of certain outstanding debt and for general corporate purposes. We no longer have an interest in SFK GP.

PARTICIPATION IN THE PRODUITS FORESTIERS SAGUENAY INC. JOINT VENTURE

     On June 1, 2004, we entered into a three-way agreement with Cooperative Forestiere Laterriere Inc. ("CFL") and Les Placements H.N.M.A Inc., our existing partner in Scierie Saguenay Ltd. ("SSL"), to form a new company named Produits Forestiers Saguenay Inc. ("PFS") of which we own 77%. PFS is composed of four sawmills and related woodlands operations, of which two were previously wholly-owned by us, another was owned by SSL and one was owned by CFL. As part of the transaction, PFS paid approximately $10 million to acquire the assets of CFL. As a result of the transaction, we increased our lumber volume and our fibre self-sufficiency. Production costs for these operations will also be reduced.

EXERCISE OF OPTION

     Since January 1, 2003, we have had an option to purchase our joint venture partner's 50% interest in Alabama River Newsprint Company and Alabama River Recycling Company (collectively "Alabama") for a pre-determined nominal amount of US$5 million. On June 2, 2004, we exercised our option and Alabama is now a wholly-owned subsidiary of the Issuer. As part of the transaction, both partners renounced their respective loans resulting in the recognition of an excess of consideration over the book value of the non-controlling interest for $12 million allocated in property, plant and equipment. Since January 1, 2003, our consolidated financial statements included fully the accounts of Alabama. See footnote 1 to the table set forth under "Selected Consolidated Financial and Operating Data."

ACQUISITION OF CONTROLLING INTEREST IN AUGUSTA NEWSPRINT COMPANY

     On July 1, 2004, Abitibi Consolidated Sales Corporation ("ACSC"), one of our subsidiaries, acquired for US$10.5 million from its partner Augusta Newsprint Inc. ("ANI") a 2.5% interest in Augusta Newsprint Company ("Augusta"), a Georgia general partnership, which operates a newsprint mill in Augusta, Georgia. ACSC now holds a 52.5% interest in Augusta while ANI continues to hold the remaining 47.5% interest. Starting July 1, 2004, our consolidated financial statements include fully the accounts of Augusta and will show as non-controlling interests the partner's 47.5% share in the partnership.

INDEFINITE IDLING AND CAPACITY REDUCTION PROGRAM

     On December 10, 2003, we announced the continuation of our focused downtime strategy by indefinitely idling our Lufkin, Texas and Port-Alfred, Quebec paper mills, as of December 14, 2003, representing a reduction in our annual capacity of 432,000 tonnes of newsprint and 270,000 tonnes of value-added groundwood paper grades. We also announced the permanent closure of two previously idled paper machines, one at the Port-Alfred, Quebec mill and one at the Sheldon, Texas newsprint mill, representing a combined reduction in annual newsprint capacity of 230,000 tonnes. These actions, combined with improved operating efficiencies, should reduce annual operating costs by at least $125 million in 2004 compared to 2003.

     Combined with the idling of our two other newsprint machines at Sheldon, Texas in 2002, we have indefinitely idled 760,000 tonnes and permanently removed 230,000 tonnes of high-cost newsprint capacity, thereby improving our overall cost structure and better adjusting production to our order book for 2004. We began 2004 with approximately one million tonnes of annual focused downtime.

                                AFFECTED CAPACITY

                                                           AS AT DECEMBER 31, 2003
                                                     -----------------------------------
                                                                               PERMANENT
                                                     TOTAL         IDLED        SHUTDOWN
                                                     -----         -----       ---------
                                                          (IN THOUSANDS OF TONNES)
      Sheldon, Texas
        Newsprint.............................         468           328            140
      Port-Alfred, Quebec
        Newsprint.............................                       282             90
        Value-Added Groundwood Papers.........                        36
                                                     -----         -----          ------
                                                       408           318             90
      Lufkin, Texas
        Newsprint.............................                       150
        Value-Added Groundwood Papers.........                       234
                                                     -----         -----
                                                       384           384
      Total
        Newsprint.............................                       760            230
        Value-Added Groundwood Papers.........                       270
                                                     -----         -----          ------
                                                     1,260         1,030            230

CAPITAL EXPENDITURE

     2004 TARGET. We intend to limit our capital expenditure program in 2004 to less than $300 million, excluding our portion of the capital expenditures of the PanAsia joint venture. We intend to maintain a disciplined capital expenditure program and to apply available cash flows towards the reduction of debt.

     ALMA CONVERSION. The project to convert the Alma, Quebec newsprint machine to produce value-added groundwood papers is now complete. Start-up of the paper machine occured at the end of May, slightly later than scheduled, but is ramping up on schedule to ABIOFFSET(TM) grades. The total cost of the project was, by the latest estimation, approximately $210 million, including capitalized interest, which is approximately $30 million higher than originally estimated. The machine's annual capacity is expected to be 230,000 tonnes of value-added groundwood papers.

     INVESTMENT IN CHINA. On September 10, 2003, PanAsia announced the creation of a joint venture with Hebei Longteng Paper Corporation of China, an investment company partly owned by each of Hebei Province, Shijiaznuang City and Zhaoxian County ("Hebei Longteng Paper"), to build and operate a newsprint mill in the industrially developed Hebei Province of China, 280 km southwest of Beijing. PanAsia held a 65% interest in the joint venture while Hebei Longteng Paper held the remaining 35% interest.

As of June 17, 2004, PanAsia acquired from Hebei Longteng Paper an additional 15% interest in the joint venture for US$15 million, increasing thereby its participation in the joint venture to an 80% interest. Construction of the mill began during the first quarter of 2004 and production is expected to start during the third quarter of 2005, with a rated capacity of 330,000 tonnes per year. The newsprint will be produced from 100% recycled fibre. The project represents an investment by PanAsia of approximately US$300 million without any direct cash contribution from us.

DEVELOPMENTS WITH THE CANADIAN DOLLAR

     In the second quarter of 2004, the Canadian dollar was an average of 3% stronger against the United States dollar compared to the second quarter of 2003. The strengthening of the Canadian dollar had a negative impact of approximately $16 million on our operating results in the second quarter of 2004 compared to the same period last year. In the second quarter of 2004, we recorded an after-tax loss of $68 million on the translation of foreign currencies derived primarily from our US dollar-denominated debt, compared to an after-tax gain of $246 million in the same quarter of 2003.

     Based on financial hedges in place as of December 31, 2003 and on 2004 budgeted volumes and prices, each US$0.01 decrease in the value of the Canadian dollar would have a positive annualised cash impact on our pre-tax earnings and net earnings of $26 million and $18 million, respectively. However, such US$0.01 decrease in the value of the Canadian dollar would result in foreign currency translation losses, with an annualized non-cash impact on our pre-tax earnings and net earnings of $60 million and $49 million, respectively.

LABOUR NEGOTIATIONS

     On April 30, 2004, collective bargaining agreements covering approximately 4,800 employees in 12 mills of our newsprint and value-added groundwood papers divisions expired. On January 22, 2004, the CEP, which represents approximately 4,000 of these employees, selected us as the pattern-setting employer for negotiations in Eastern Canada. On July 7, 2004, we reached a five-year collective agreement with the CEP retroactive to May 1, 2004. This agreement will serve as a model for negotiations with other local unions representing the 800 additional employees whose collective bargaining agreements expired on April 30, 2004. The agreement will also serve as a framework agreement for upcoming negotiations between the other companies in the industry that must also negotiate with the CEP. It provides for wage increases totalling 11 percent over the five-year term of the agreement and includes improvements in group-benefit plans. The agreement includes improvement on pension benefits over the next ten years and will involve an increase of approximately $160 million in our obligation. On July 16, 2004, this collective agreement was ratified by the CEP union members of the 12 Abitibi mills involved in the negotiations.

SOFTWOOD LUMBER DISPUTE

     In 2002, following the expiration in March 2001 of the softwood lumber agreement between Canada and the United States and in response to complaints of United States-based competitors, the USDOC and the USITC rendered "final determinations" contending that Canadian softwood lumber was subsidized and sold at less than fair value, and threatening to injure a U.S. industry. As a result of these determinations, we are currently required to post cash deposits in respect of potential countervailing and antidumping duties on our exports of softwood lumber to the United States at rates of 18.79% and 12.44%, respectively. These determinations were all appealed under North American Free Trade Agreement ("NAFTA") and World Trade Organization ("WTO") procedures.

     On January 12, 2004, the USDOC, following the NAFTA panel order of August 13, 2003, released a revised determination adopting a new methodology which, if confirmed by the NAFTA panel, would have lowered the Canada-wide countervailing duties deposit rate from 18.79% to 13.23%. This determination, however, was challenged by both Canadian and United States parties. On June 7, 2004, the NAFTA panel issued a decision ordering the USDOC to make changes in its calculations that could significantly reduce the deposit rate. New USDOC calculations must be submitted to the NAFTA panel on July 30, 2004. The revised rate will not likely go into effect until late in the third quarter of 2004 at the earliest.

     On January 19, 2004, the WTO Appellate Body reviewing the countervailing duties case, ruled that the USDOC's original benefit measurement methodology only could be used in certain limited circumstances, casting doubt on the USDOC's decision, but said it did not have sufficient information to rule specifically on the appropriateness or specifics of the USDOC's calculations in this case.

     The WTO panel reviewing the antidumping duties matter issued its final report on April 13, 2004. The panel upheld Canada's challenge to the USDOC practice of not counting "negative" dumping margins in determining overall antidumping duties rates but rejected other claims. On May 13, 2004, the United States filed an appeal before the WTO Appellate Body. On May 28, 2004, Canada filed a cross-appeal on two company specific issues, including one specific issue relating to us. A hearing was held on June 22, 2004, and a decision is expected in August 2004.

     On October 15, 2003, as a result of the NAFTA appeal, the USDOC issued a revised antidumping determination, which, once the appeal process is concluded, will lower our antidumping duties deposit rate from 12.44% to 11.85%. On April 21, 2004, the USDOC issued a further revised antidumping duties determination, but no further revisions were made to our revised rate of 11.85%. This USDOC revised determination has also been challenged in the NAFTA proceeding on issues unrelated to us, further delaying the effective date of our revised cash deposit rate of 11.85%.

     On March 22, 2004, a WTO panel issued its final report on the injury issue, finding fault with the original threat of injury determination of the USITC. The United States did not appeal this report and the USITC is expected to review its determination in light of the WTO panel report. Further WTO proceedings may be required regarding its implementation.

     On April 19, 2004, the NAFTA panel reviewing the USITC injury determination ruled for the second time that the determination that United States lumber producers were threatened by Canadian imports is not supported by substantial evidence. The NAFTA panel remanded the injury decision to the USITC, giving it 21 days to submit a new determination and updated deposit rates, to the panel. The USITC requested an extension of 73 days, which was refused. On May 28, 2004, the USITC requested the NAFTA panel to reconsider its April 19, 2004 decision holding that the USITC's determination of threat of injury was not supported by evidence. Alternatively, the USITC requested the NAFTA panel to reconsider its order denying the extension requested. On June 2, 2004, the panel denied both requests, and ordered the USITC to issue a new determination by June 10, 2004. On June 10, 2004, the USITC issued a new determination, continuing to find a threat injury largely on the basis of the same factual findings previously rejected by the NAFTA panel. The USITC also criticized the prior rulings of the NAFTA panel. The NAFTA panel will now review the USITC determination for a third time.

     The antidumping and countervailing duty rates discussed above are deposit rates for estimated duties. Actual duty assessment rates, and updated deposit rates, are determined in annual retrospective review proceedings conducted by the USDOC. The first annual review proceedings for the period from May 22, 2002 to April 30, 2003, commenced in mid-2003. The USDOC issued preliminary determinations on June 2, 2004, resulting in a countrywide countervailing duty rate of 9.24% and a company-specific antidumping duty rate of 2.97%. These rates are significantly lower than the 18.79% and 12.44% rates we have been paying in estimated duties. However, these preliminary rates do not affect our deposit obligations, and are subject to change when the final determinations are issued at the end of November 2004. The rates set in the final determinations will become our new deposit rates. Absent appeals, we will receive refunds with interest to the extent our deposits for the period from May 2002 to April 2003 exceeded the duties established by the final determinations. We could also owe additional duties to the extent the rates in the final determinations are higher than the amounts of our deposits. The second annual review proceeding, which will cover the period of May 1, 2003 to April 30, 2004, was initiated on June 30, 2004. Based on our normal shipment patterns, the impact of every 1% increase or decrease in countervailing or antidumping duties represents a change of approximately $1.8 million to our net earnings annually. We have paid and expensed in 2003, on a contingent basis, an amount of $77 million for countervailing and antidumping duties deposits, compared to $44 million for the period from May 22, 2002 to December 31, 2002. During the second quarter of 2004, we expensed $29 million for countervailing and antidumping duties based on the effective deposit rate for a total of $52 million for the first six months of 2004.

REVOLVING CREDIT FACILITY

     Upon closing of the offering of the Old Notes, our lenders extended the maturity of our revolving credit facility from June 30, 2005 to June 30, 2006. The applicable covenant regarding interest coverage will be 1.50x for the third and fourth quarters of 2005, and 1.75x for the first and second quarters of 2006.

     In February 2004, in order to increase our financial flexibility on our revolving credit facilities and manage our liquidity prudently, we requested and obtained from our banking syndicate an amendment to our covenant regarding interest coverage, which was reset to 1.00x for the first and second quarters of 2004, compared to 1.25x before. The required interest coverage ratio is essentially EBITDA to net interest charges on a trailing twelve-month basis. The net funded debt to capitalization covenant remained unchanged.

     The terms of the extended revolving credit facility require us to maintain the following ratios, calculated as at the end of each quarterly period:

     o a ratio of net funded debt to total capitalization not to exceed 70%; and

     o an interest coverage ratio of at least (i) 1.00x for the first quarter of 2004; (ii) 1.00x for the second quarter of 2004; (iii) 1.25x for the third quarter of 2004; (iv) 1.25x for the fourth quarter of 2004;
          (v) 1.50x for 2005; and (vi) 1.75x for the first and second quarters of 2006 (date of maturity).

     In calculating these ratios, and subject to certain adjustments: (i) net funded debt is essentially equivalent to short-term and long-term debt plus the amount outstanding under any accounts receivable securitization programs minus cash and cash equivalents; (ii) total capitalization is essentially defined as net funded debt plus shareholders' equity; (iii) EBITDA is essentially equivalent to earnings before interest, taxes, depreciation and amortization on a trailing 12-month basis; and (iv) net interest expense essentially represents interest expense minus interest income.

     For the twelve-month period ended June 30, 2004, our interest coverage ratio, calculated in accordance with our revolving credit facility, was 1.53x and met our covenant. We are currently in compliance with the terms and conditions prescribed under said revolving credit facility.

CREDIT RATINGS

     Three rating agencies rate our debt instruments, namely Moody's, S&P and DBRS. On November 4, 2003, DBRS downgraded our debt rating to BB (high) from BBB
(low) and the trend changed to stable from negative. On February 20, 2004, Moody's lowered the rating of our debt instruments from Ba1 with stable outlook to Ba2 with a negative outlook. On March 4, 2004, S&P also lowered its rating from BB+ with a negative outlook to BB with a negative outlook. Interest payments under our revolving credit facility are expected to rise by approximately $2 million annually as a result of these rating changes. See "Credit Ratings."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Detailed information regarding the identity, background and compensation paid to our directors and executive officers is incorporated by reference into this prospectus from our Management Proxy Circular dated February 24, 2004 relating to our annual meeting of shareholders held on April 29, 2004 and from our Annual Information Form dated May 17, 2004.

         Our directors are Dong Kil Cho, Marlene Davidge, William E. Davis, Lise Lachapelle, Gary J. Lukassen, C. Edward Medland, John A. Tory, David A. Ward, John W. Weaver and Richard Drouin, Chairman of the Board of Directors.

         The names and titles of our executive officers are as set forth below:

               NAME                       TITLE
Richard Drouin.........  Chairman of the Board of Directors
John W. Weaver.........  President and Chief Executive Officer
Louis-Marie Bouchard...  Senior Vice-President, Woodlands & Sawmill Operations
Alain Grandmont........  Senior Vice-President, Value-Added Paper Operations
Colin Keeler...........  Senior Vice-President, North American Newsprint Sales
Paul Planet............  Senior Vice-President, International Sales & Operations
Pierre Rougeau.........  Senior Vice-President, Corporate Development and Chief
                         Financial Officer
David Schirmer.........  Senior Vice-President, Value-Added Paper Sales
Thor Thorsteinson......  Senior Vice-President, North American Newsprint
                         Operations
Bruno Tremblay.........  Senior Vice-President, Technology Services
Jacques P. Vachon......  Senior Vice-President, Corporate Affairs and Secretary

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         On June 15, 2004, we sold the Old Notes in a private placement exempt from the registration requirements of the Securities Act to Citigroup Global Markets Inc., Banc of America Securities LLC, CIBC World Markets Corp., Scotia Capital (USA) Inc., NBF Securities (USA) Corp., RBC Dominion Securities Corporation, ABN AMRO Incorporated, SG Americas Securities, LLC, Credit Suisse First Boston LLC and Tokyo-Mitsubishi International plc, as initial purchasers. The initial purchasers then resold the Old Notes pursuant to an offering memorandum, dated June 10, 2004 in reliance upon Rule 144A and Regulation S under the Securities Act. On June 15, 2004, the Issuer and the Guarantor entered into a Registration Rights Agreement with the initial purchasers. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement that includes this prospectus, and this summary of some of the provisions of the Registration Rights Agreement under this section does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement.

         Under the Registration Rights Agreement, we agreed, among other things, to:

         o file an exchange offer registration statement with the SEC with respect to a registered offer to exchange without novation the Old Notes for the New Notes no later than September 13, 2004;

         o use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC no later than December 11, 2004;

         o keep the registered exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the registered exchange offer is mailed to the holders of the Old Notes; and

         o consummate the registered exchange offer no later than January 11, 2005.

         Under the Registration Rights Agreement, we also agreed that in the event that:

         o we are not permitted to file an exchange offer registration statement or to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

         o  the exchange offer is not consummated by January 11, 2005, or

         o any holder of Old Notes notifies us within a specified time period that due to a change in law or SEC policy it is prohibited from participating in the exchange offer, or that it may not resell the New Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in an exchange offer registration statement is not appropriate or available for such resales by such holder or that it is a broker-dealer and owns Old Notes acquired directly from us or an affiliate of our, we will file with the SEC a shelf registration statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. We will use our reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

         A holder selling Old Notes or New Notes pursuant to a shelf registration statement would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the applicable provisions of the Registration Rights Agreement (including certain indemnification obligations).

         Pursuant to the Registration Rights Agreement, we will be required to pay additional interest if a registration default exists. A registration default will exist if:

         o we fail to file any of the prospectuses or registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

         o the SEC does not declare effective any of the registration statements on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

         o we fail to consummate the exchange offer within 30 days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

         o the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Old Notes during the periods specified in the Registration Rights Agreement.

         We will pay additional interest with respect to the first 90--day period immediately following the occurrence of the first registration default in an amount equal to one-quarter percent (0.25%) per annum of the principal amount of the Notes held by such holder. The amount of the additional interest will increase by an additional one-quarter percent (0.25%) per annum of the principal amount of the Notes with respect to each subsequent 90--day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.00% per annum. Following the cure of all registration defaults, the accrual of additional interest will cease.

         We are conducting the exchange offer to satisfy our obligations under the Registration Rights Agreement. If you participate in the exchange offer, you will, with limited exceptions, receive New Notes that are freely tradeable and not subject to special interest or transfer restrictions. You should read the discussion under "-- Resale of the New Notes" for more information regarding your ability to transfer the New Notes.

         The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE OFFER

         We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to US$400,000,000 aggregate principal amount of the New Notes for a like aggregate principal amount of outstanding Old Notes. We will accept for exchange any and all Old Notes that are properly tendered on or prior to 5:00 p.m., New York City time, on September 10, 2004, or such later time and date to which we extend the exchange offer. We will issue US$1,000 principal amount of the New Notes in exchange for each US$1,000 principal amount of outstanding Old Notes accepted in the exchange offer. You may tender some or all of your Old Notes pursuant to the exchange offer; however, Old Notes may be tendered only in integral multiples of US$1,000 in principal amount.

         As of the date of this prospectus, US$400,000,000 in aggregate principal amount of the Old Notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of the Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain conditions as set forth below under "-- Conditions to the Exchange Offer."

         The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from us. If any tendered Old Notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted Old Notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date. Holders of the Old Notes do not have appraisal or dissenters' rights under the laws of the State of New York or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act.

         NONE OF US, OUR BOARD OF DIRECTORS AND OUR MANAGEMENT RECOMMENDS THAT YOU TENDER OR NOT TENDER YOUR OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER AND, IF YOU CHOOSE TO PARTICIPATE, THE AGGREGATE PRINCIPAL AMOUNT OF YOUR OLD NOTES TO TENDER, AFTER CAREFULLY READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL. WE URGE YOU TO CONSULT YOUR FINANCIAL AND TAX ADVISORS IN MAKING YOUR DECISION ON WHAT ACTION TO TAKE.

CONDITIONS TO THE EXCHANGE OFFER

         You must tender your Old Notes in accordance with the requirements of this prospectus and the letter of transmittal to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we are not required to accept for exchange any Old Notes, and we may terminate or amend the exchange offer, if we determine at any time prior to the expiration date that the exchange offer violates applicable law or any applicable interpretation by the staff of the SEC of applicable law.

         In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us:

         o the representations described under "-- Procedures for Tendering Old Notes -- Representations Made by Tendering Holders of Old Notes" and "Plan of Distribution;" and

         o any other representations reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the New Notes under the Securities Act.

         The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we may choose, in our sole discretion. Our failure at any time to exercise any of the above rights will not be a waiver of those rights, and each right will be deemed an ongoing right that may be asserted at any time. Any determination by us concerning the events described above will be final and binding upon all parties. If we determine that a waiver of conditions materially changes the exchange offer, this prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "-- Expiration Date; Extensions; Amendments."

         In addition, at any time when any stop order is threatened or in effect with respect to the registration statement that includes this prospectus or with respect to the qualification of the indenture under the Trust Indenture Act, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The expiration date of the exchange offer will be 5:00 p.m., New York City time, on September 10, 2004, unless we, in our sole discretion, extend the expiration date of the exchange offer. If we extend the expiration date of the exchange offer, the expiration date of the exchange offer will be the latest time and date to which the exchange offer is extended. We will notify the Exchange Agent by oral or written notice of any extension of the expiration date and make a public announcement of this extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         In addition, we expressly reserve the right, at any time or from time to time, at our sole discretion:

         o  to delay the acceptance of the Old Notes;

         o  to extend the exchange offer;

         o if we determine any condition to the exchange offer has not occurred or has not been satisfied, to terminate the exchange offer; and

         o to waive any condition or amend the terms of the exchange offer in any manner.

         If the exchange offer is amended in a manner we deem to constitute a material change, we will as promptly as practicable distribute to the registered holders of the Old Notes a prospectus supplement that discloses the material change. If we take any of the actions described in the previous paragraph, we will as promptly as practicable give oral or written notice of this action to the Exchange Agent and will make a public announcement of this action.

         During any extension of the exchange offer, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

VALID TENDER

         The tender of a holder's Old Notes and our acceptance of those Old Notes will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Except as set forth below, if you wish to tender Old Notes pursuant to the exchange offer, you must, on or prior to the expiration date:

         o transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, to the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent;"

         o arrange with DTC to cause an agent's message to be transmitted with the required information (including a book-entry confirmation) to the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent;" or

         o  comply with the guaranteed delivery procedures described below.

         In addition, on or prior to the expiration date:

         o the Exchange Agent must receive the certificates for the Old Notes, together with the properly completed and duly executed letter of transmittal;

         o the Exchange Agent must receive a timely confirmation of a book-entry transfer of the Old Notes being tendered into the Exchange Agent's account at DTC, together with the properly completed and duly executed letter of transmittal or an agent's message; or

         o the holder must comply with the guaranteed delivery procedures described below.

         The letter of transmittal or agent's message may be delivered by mail, facsimile, hand delivery or overnight carrier to the Exchange Agent.

         The term "agent's message" means a message transmitted to the Exchange Agent by DTC that states that DTC has received an express acknowledgment from a tender holder that it agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this tendering holder. The agent's message forms a part of book-entry transfer.

         If you beneficially own Old Notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your Old Notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the Old Notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

         If you tender fewer than all of your Old Notes, you should fill in the amount of the Old Notes tendered in the appropriate box in the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all Old Notes that you hold.

         The method of delivery of the certificates for the Old Notes, the letter of transmittal and all other documents is at your sole election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. If delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or Old Notes should be sent directly to us. Delivery is complete when the Exchange Agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Exchange Agent.

SIGNATURE GUARANTEES

         Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Old Notes surrendered for exchange are tendered:

         o by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

         o  for the account of an eligible institution.

         An eligible institution is a firm or other entity that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as this term is defined in Rule 17Ad-15 under the Exchange Act.

         If a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, this guarantee must be by an eligible institution.

         If the letter of transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument of transfer or exchange, in form satisfactory to us in our sole discretion, duly executed by, the registered holder, with the signature guaranteed by an eligible institution.

         If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, this person should sign in that capacity when signing. In addition, this person must submit to us, together with the letter of transmittal, evidence satisfactory to us in our sole discretion of his or her authority to act in this capacity, unless we waive this requirement.

BOOK-ENTRY TRANSFER

         For tenders by book-entry transfer of Old Notes cleared through DTC, the Exchange Agent will make a request to establish an account at DTC with respect to the Old Notes for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program procedures to tender Old Notes pursuant to the exchange offer. Accordingly, any DTC participant may make book-entry delivery of the Old Notes by causing DTC to transfer those Old Notes into the Exchange Agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer.

         Although delivery of the Old Notes pursuant to the exchange offer may be effected through book-entry transfer at DTC, you will not have validly tendered your Old Notes pursuant to the exchange offer until, on or prior to the expiration date, either:

         o the properly completed and duly executed letter of transmittal, or an agent's message, together with any required signature guarantees and any other required documents, has been transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent;" or

         o the guaranteed delivery procedures described below have been complied with.

GUARANTEED DELIVERY PROCEDURES

         If you wish to tender your Old Notes and:

         o  your Old Notes are not immediately available;

         o time will not permit your Old Notes or other required documents to reach the Exchange Agent before the expiration date; or

         o you cannot complete the procedure for book-entry transfer on a timely basis;

you may tender your Old Notes according to the guaranteed delivery procedures described in the letter of transmittal.

         Those procedures require that:

         o  tender be made by and through an eligible institution;

         o on or prior to the expiration date, the Exchange Agent receive from this eligible institution a properly completed and duly executed letter of transmittal, or an agent's message, with any required signature guarantees, and a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided:

         o setting forth the name and address of the holder of the Old Notes being tendered;

         o  stating that the tender is being made; and

         o guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the Exchange Agent; and

         o the Exchange Agent receives the certificates for the Old Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

         If you wish to tender your Old Notes pursuant to the guaranteed delivery procedures, you must ensure that the Exchange Agent receives a properly completed and duly executed letter of transmittal, or agent's message, and notice of guaranteed delivery before the expiration date.

DETERMINATION OF VALIDITY OF TENDER

         We will resolve in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Old Notes tendered for exchange. Our determination of these questions and our interpretation of the terms and conditions of the exchange offer, including without limitation the letter of transmittal and its instructions, shall be final and binding on all parties. A tender of Old Notes is invalid until all defects and irregularities have been cured or waived. Each holder must cure any and all defects or irregularities in connection with his, her or its tender of Old Notes within the reasonable period of time determined by us, unless we waive these defects or irregularities. None of us, our affiliates and assigns, the Exchange Agent and any other person is under any duty or obligation to give notice of any defect or irregularity with respect to any tender of the Old Notes, and none of them shall incur any liability for failure to give any such notice.

         We reserve the absolute right in our sole and absolute discretion to:

         o reject any and all tenders of Old Notes determined to be in improper form or unlawful;

         o  waive any condition of the exchange offer; and

         o waive any condition, defect or irregularity in the tender of Old Notes by any holder, whether or not we waive similar conditions, defects or irregularities in the case of other holders.

REPRESENTATIONS MADE BY TENDERING HOLDERS OF OLD NOTES

         By tendering, you will represent to us that, among other things:

         o  you are acquiring the New Notes in the ordinary course of business;

         o you do not have any arrangement or understanding with any person or entity to participate in the distribution of the New Notes;

         o if you are not a broker-dealer, you are not engaged in and do not intend to engage in a distribution of the New Notes;

         o if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes that were acquired by you as a result of market-making activities or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of the New Notes (see "Plan of Distribution"); and

         o you are not our "affiliate" as defined in Rule 405 of the Securities Act.

         If you are our "affiliate," as defined under Rule 405 of the Securities Act, or are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of the New Notes, you will represent and warrant that you (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         In addition, in tendering Old Notes, you must warrant in the letter of transmittal or in an agent's message that:

         o you have full power and authority to tender, exchange, sell, assign and transfer Old Notes;

         o we will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and other encumbrances; and

         o the Old Notes tendered for exchange are not subject to any adverse claims or proxies.

         You must also warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the Exchange Agent to complete the exchange, sale, assignment and transfer of the Old Notes.

ACCEPTANCE OF OLD NOTES; DELIVERY OF NEW NOTES

         Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept all Old Notes validly tendered, and not withdrawn, on or prior to the expiration date. We will issue the New Notes to the Exchange Agent as promptly as practicable after acceptance of the Old Notes. See "-- Terms of the Exchange Offer."

         For purposes of the exchange offer, we shall be deemed to have accepted validly tendered Old Notes for exchange when, as and if we have given oral or written notice of our acceptance to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

WITHDRAWAL RIGHTS

         You may withdraw tenders of your Old Notes at any time prior to the expiration date.

         For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal from you. A notice of withdrawal must:

         o specify the name of the person tendering the Old Notes to be withdrawn;

         o identify the Old Notes to be withdrawn, including the total principal amount of these Old Notes; and

         o where certificates for the Old Notes have been transmitted, specify the name of the registered holder of the Old Notes, if different from the person withdrawing the tender of these Old Notes.

         If you delivered or otherwise identified certificates representing Old Notes to the Exchange Agent, then you must also submit the serial numbers of the particular certificates to be withdrawn and, unless you are an eligible institution, the signature on the notice of withdrawal must be guaranteed by an eligible institution. If you tendered Old Notes as a book-entry transfer, your notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. You may not withdraw or rescind any notice of withdrawal; however, Old Notes properly withdrawn may again be tendered at any time on or prior to the expiration date.

         We will determine, in our sole discretion, all questions as to the validity, form and eligibility (including time of receipt) of any and all notices of withdrawal, and our determination of these questions shall be final and binding on all parties. Any Old Notes properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and will be returned to the holder without cost as soon as practicable after their withdrawal.

EXCHANGE AGENT

         The Bank of Nova Scotia Trust Company of New York is the Exchange Agent for the exchange offer. You should direct all tendered Old Notes, executed letters of transmittal and other related documents to the Exchange Agent. You should direct all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the Exchange Agent at the following addresses and telephone numbers:

               BY MAIL, HAND OR               BY FACSIMILE FOR
               OVERNIGHT DELIVERY:            ELIGIBLE INSTITUTIONS:
    The Bank of Nova Scotia Trust Company     Fax to: 212-225-5436
                   of New York                Confirm by Telephone: 212-225-5427
                One Liberty Plaza
                  23(rd) Floor
            New York, New York 10006
              Attention: Pat Keane

         IF YOU DELIVER EXECUTED LETTERS OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THOSE SET FORTH ABOVE, YOUR TENDER IS INVALID.

FEES AND EXPENSES

         We will bear the expenses of soliciting Old Notes for exchange. The principal solicitation is being made by mail by the Exchange Agent. Additional solicitations may be made by facsimile, telephone or in person by officers and regular employees of our company and our affiliates.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Old Notes pursuant to the exchange offer. We will pay the Exchange Agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

         We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

         o  registration and filing fees;

         o  fees and expenses of the Exchange Agent and trustee; and

         o  accounting and legal fees and printing costs.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

         Following the consummation of the exchange offer, we will have fulfilled most of our obligations under the Registration Rights Agreement. Unless you are an initial purchaser or a holder of Old Notes who is prohibited by applicable law or SEC policy from participating in the exchange offer or who may not resell the New Notes acquired in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for such resales by you, if you do not tender your Old Notes in the exchange offer or if we do not accept your Old Notes because you did not tender them properly, you will not have any further registration rights with respect to your Old Notes, and you will not have the right to receive any special interest on your Old Notes. In addition, your Old Notes will continue to be subject to restrictions on their transfer. In general, any Old Note that is not exchanged for a New Note may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

         We may in the future seek to acquire unexchanged Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans, however, to acquire any unexchanged Old Notes or to file with the SEC a shelf registration statement to permit resales of any unexchanged Old Notes.

RESALE OF THE NEW NOTES

         Based on interpretations by the SEC staff set forth in no-action letters issued to third parties in similar transactions, such as Exxon Capital Holding Corporation and Morgan Stanley & Co. Incorporated, we believe that a holder of the New Notes may offer the New Notes for resale or resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless this holder:

         o is our "affiliate" within the meaning of Rule 405 under the Securities Act;

         o is a broker-dealer who purchased Old Notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act;

         o acquired the New Notes other than in the ordinary course of this holder's business; or

         o is participating, intends to participate or has an arrangement or understanding with any person to participate in the distribution of the New Notes.

         Accordingly, holders wishing to participate in the exchange offer must make the applicable representations described in "-- Procedures for Tendering Old Notes -- Representations Made by Tendering Holders of Old Notes" above.

         Although we are making the exchange offer in reliance on the interpretations by the SEC staff set forth in these no-action letters, we do not intend to seek our own no-action letter from the SEC. Consequently, we cannot assure you that the SEC staff would make a similar determination with respect to the exchange offer as it did in its no-action letters to third parties. If this interpretation is inapplicable and you resell or otherwise transfer any New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

         You may not rely on the interpretations of the SEC staff in the above-described no-action letters if you are a holder of Old Notes who:

         o  is our "affiliate" as defined in Rule 405 under the Securities Act;

         o  does not acquire the New Notes in the ordinary course of business;

         o tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes; or

         o is a broker-dealer that purchased Old Notes from us to resell them pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, and in the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the New Notes.

     In addition, each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes (see "Plan of Distribution"). Under the Registration Rights Agreement, we will be required to use our best efforts to keep the registration statement that includes this prospectus effective to allow these participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the New Notes for the period that ends on the sooner of 180 days after the effectiveness of the registration statement that includes this prospectus and the date on which participating broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities.

     In order to comply with state securities laws, the New Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The New Notes are not being offered for sale and may not be offered or sold, directly or indirectly in Canada, or to any resident thereof, except in accordance with the securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the New Notes, and accordingly, the New Notes will remain subject to restrictions on resale in Canada.

                              DESCRIPTION OF NOTES

         In this description, the term "Issuer" refers only to Abitibi-Consolidated Company of Canada and not to any of its subsidiaries and the term "Guarantor" refers only to Abitibi-Consolidated and not to any of its subsidiaries. In addition, we refer to: (i) the Old Floating Rate Notes and the New Floating Rate Notes together as the Floating Rate Notes; (ii) the Old Fixed Rate Notes and the New Fixed Rate Notes together as the Fixed Rate Notes; (iii) the Old Floating Rate Notes and the Old Fixed Rate Notes together as the Old Notes; (iv) the New Floating Rate Notes and the New Fixed Rate Notes together as the New Notes; and (v) the Floating Rate Notes and the Fixed Rate Notes together as the Notes.

         We issued the Old Notes, and will issue the New Notes, in two distinct series, under an indenture dated as of June 15, 2004, among the Issuer, the Guarantor and The Bank of Nova Scotia Trust Company of New York, as trustee. The trustee under the indenture will be referred to herein as the "trustee," which term shall include, unless the context otherwise requires, its successor and assigns. The indenture is governed by the Trust Indenture Act. The terms of the Old Notes and the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. The trustee's address is One Liberty Plaza, 23rd Floor, New York, New York 10006.

         The form and terms of the New Notes will be substantially identical to the form and terms of the Old Notes, except that:

         o the New Notes will be registered under the Securities Act and, consequently, will be freely tradeable by persons not affiliated with us;

         o the New Notes will not bear any legend restricting transfer under the Securities Act;

         o the New Notes are not entitled to the rights which are applicable to the Old Notes under the Registration Rights Agreement; and

         o our obligation to pay additional special interest on the Old Notes if (a) the exchange offer registration statement that includes this prospectus is not declared effective by December 11, 2004 or (b) the exchange offer is not consummated by January 11, 2005, in each case, at incremental rate ranging from 0.25% per annum to 1.0% per annum depending on how long we fail to comply with these deadlines, does not apply to the New Notes.

         The New Notes will be issued solely in exchange for an equal principal amount of the Old Notes. As of the date of this prospectus, US$400,000,000 aggregate principal amount of the Old Notes is outstanding.

         The following description is a summary of the material provisions of the indenture. It does not restate the entire indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. A copy of the indenture is available upon request to the Issuer at the address indicated under the caption "-- Additional Information." In addition, a copy of the indenture has been filed as an exhibit to the registration statement that includes this prospectus.

         The registered holder of a Note will be treated as the owner of the Note for all purposes. Only registered holders will have rights under the indenture. In this description, the term "holder" refers only to registered holders of the Notes.

         The indenture does not limit the amount of Notes which the Issuer may issue under the indenture. It provides that the Notes will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in United States dollars, Canadian dollars or any foreign currency.

PRINCIPAL, MATURITY AND INTEREST

         On June 15, 2004, the Issuer issued US$400,000,000 aggregate principal amount of Old Notes in two distinct series, the Old Floating Rate Notes and the Old Fixed Rate Notes, and the Issuer will issue up to US$400,000,000 aggregate principal amount of the New Notes in the exchange offer.

         The Old Floating Rate Notes were, and if all of the Old Floating Rate Notes are tendered and accepted the New Floating Rate Notes will be, issued in aggregate principal amount of US$200,000,000 and the Floating Rate Notes will mature on June 15, 2011. The Old Fixed Rate Notes were, and if all of the Old Fixed Rate Notes are tendered and accepted the New Fixed Rate Notes will be, issued in aggregate principal amount of US$200,000,000 and the Fixed Rate Notes will mature on June 15, 2011.

         The Issuer may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional Floating Rate Notes and Fixed Rate Notes under the indenture. Such additional Floating Rate Notes and Fixed Rate Notes will have the same terms as the Floating Rate Notes and the Fixed Rate Notes, as the case may be, offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the Floating Rate Notes and Fixed Rate Notes or except for the first payments of interest following the issue date of the New Floating Rate Notes and the New Fixed Rate Notes) so that the additional Floating Rate Notes and Fixed Rate Notes may be consolidated and form a single series with the Floating Rate Notes and Fixed Rate Notes, respectively. In the event that additional Notes are issued, we will prepare the required documentation in relation to such Notes.

         The interest rate on the Notes will increase if a registration default occurs. We refer to any interest payable as a result of this increase in interest rate as "special interest." All references to interest in this prospectus include special interest, if any. You should refer to the description under the heading "The Exchange Offer -- Purpose and Effect of the Exchange Offer" for a more detailed description of the circumstances under which the interest rate will increase.

         Payment of the principal, premium, if any, and interest on the Notes will be made in United States dollars.

         The New Notes will be issued only in fully registered form without coupons, in denominations of US$1,000 and integral multiples of US$1,000.

         The Notes will not have the benefit of any sinking fund.

INTEREST PAYABLE ON THE FLOATING RATE NOTES

         The Floating Rate Notes will bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 3.50%, as determined by the calculation agent, which shall initially be the trustee, from the date of original issuance, or from the most recent date to which interest has been paid or provided for. Interest on the Floating Rate Notes will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15 commencing on September 15, 2004 to the holders of record on the immediately preceding March 1, June 1, September 1 and December 1.

         Set forth below is a summary of certain of the defined terms used in the indenture relating to the calculation of interest on the Floating Rate Notes.

         "DETERMINATION DATE" with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

         "INTEREST PERIOD" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date.

         "LIBOR" with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

         "LONDON BANKING DAY" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

         "REPRESENTATIVE AMOUNT" means a principal amount of not less than US$1,000,000 for a single transaction in the relevant market at the relevant time.

         "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

         The amount of interest for each day that the Floating Rate Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

         All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

         The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

         The calculation agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes. All calculations made by the calculation agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuer and the holders of the Floating Rate Notes.

INTEREST PAYABLE ON THE FIXED RATE NOTES

         The Fixed Rate Notes will bear interest at the rate of 7.75% per annum from the date of original issuance, or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2004, to the persons in whose names the Fixed Rate Notes are registered at the close of business on the preceding June 1 or December 1, respectively.

         Interest on the Fixed Rate Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months.

THE GUARANTEES

         The Guarantor will unconditionally guarantee the payment of the principal, premium, if any, and interest on the Notes. None of the Issuer's other subsidiaries will guarantee the Notes. The Guarantor has no material subsidiary that is not a subsidiary of the Issuer.

RANKING AND OTHER INDEBTEDNESS

         The Old Notes are, and the New Notes will be: (i) direct unsecured obligations of the Issuer, equal in right of payment to all of the Issuer's existing and future unsecured unsubordinated debt; (ii) effectively subordinated to all of the Issuer's future secured debt to the extent of the assets securing such debt; (iii) senior in right of payment to any of the Issuer's future subordinated debt; and (iv) structurally subordinated to all of the existing and future debt and other liabilities of the Issuer's subsidiaries.

         The Guarantees of the Old Notes are, and the Guarantees of the New Notes will be: (i) direct unsecured obligations of the Guarantor, equal in right of payment to all of the Guarantor's existing and future unsecured unsubordinated debt; (ii) effectively subordinated to all of the Guarantor's future secured debt to the extent of the assets securing such debt; (iii) senior in right of payment to any of the Guarantor's future subordinated debt; and (iv) structurally subordinated to all of the existing and future debt and other liabilities of the Guarantor's subsidiaries other than the Issuer.

         As at June 30, 2004, after giving effect to the offering of the Old Notes and the application of the net proceeds therefrom: (i) the Issuer had $4,722 million of debt (excluding intercompany debt and other liabilities, such as its underfunded pension liability), all of which was unsubordinated and none of which was secured; (ii) the Guarantor had approximately $2 million of debt (excluding intercompany debt and other liabilities, such as its underfunded pension liability), all of which was unsubordinated and none of which was secured; and (iii) the Issuer's subsidiaries had approximately $328 million of debt (excluding intercompany debt and other liabilities).

         The Issuer, the Guarantor and their subsidiaries have issued, and may in the future issue, debt securities and have incurred, and may in the future incur, additional indebtedness other than through the offering of the New Notes under this prospectus.

PAYMENT

         Principal, interest and any premium on the Notes (other than global securities) will be paid at the office or agency of the trustee, at One Liberty Plaza, 23rd Floor, New York, New York 10006, or by:

         o check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee, or

         o wire transfer to an account of a person entitled to receive payments.

         These payments will be made to the persons in whose names the Notes are registered on the close of business on the day or days specified by us.

OPTIONAL REDEMPTION

         On and after June 15, 2006, the Issuer will be entitled, at its option, to redeem all or a portion of the Floating Rate Notes at the redemption prices, expressed as a percentage of principal amount on the redemption date, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on June 15 of the years set forth below:

                            PERIOD               REDEMPTION PRICE
                --------------------------       ----------------
                2006......................            104.000%
                2007......................            102.000%
                2008......................            101.000%
                2009 and thereafter.......            100.000%

         The Fixed Rate Notes will be redeemable, in whole or in part, at the Issuer's option at any time at a redemption price equal to the greater of:

         (1)  100% of the principal amount of the Fixed Rate Notes, and

         (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in each case, accrued interest thereon to the date of redemption.

         Set forth below is a summary of certain of the defined terms used in the indenture relating to the calculation of the redemption period of the Fixed Rate Notes:

         "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

         "COMPARABLE TREASURY PRICE" means the average of the Reference Treasury Dealers Quotations for such redemption date, after excluding the highest and the lowest of such Reference Treasury Dealer Quotations.

         "INDEPENDENT INVESTMENT BANKER" means the Reference Treasury Dealer appointed by the trustee after consultation with the Issuer or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the trustee after consultation with the Issuer.

         "REFERENCE TREASURY DEALER" means Citigroup Global Markets Inc. and Banc of America Securities LLC or their respective affiliates which are primary United States government securities dealers, and their respective successors, and two other firms that are primary United States Government securities dealers in The City of New York (a "Primary Treasury Dealer"), provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer the Issuer will substitute for it another Primary Treasury Dealer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted by the Reference Treasury Dealer at 3:30 p.m. (New York time) on the third business day preceding the redemption date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

         Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the indenture. You should refer to the indenture for the full definition of all defined terms.

         "ATTRIBUTABLE VALUE" means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, and at any date as of which the amount of the payment is to be determined, the total net amount of rent required to be paid by that person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with Canadian GAAP. The net amount of rent required to be paid under the lease for any period will be the aggregate amount of rent payable by the lessee with respect to that period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges.

         "COMMODITY PRICE PROTECTION AGREEMENT" means, in respect of any person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such person against fluctuations in commodity prices.

         "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of any person on a consolidated basis, including deferred pension costs, after deducting therefrom:

         (1) all current liabilities (excluding any indebtedness classified as a current liability);

         (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and financing costs and all similar intangible assets; and

         (3) appropriate adjustments on account of minority interests of other persons holding shares of the Subsidiaries of such person, all as set forth in the most recent balance sheet of such person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with Canadian GAAP.

         "CURRENCY EXCHANGE PROTECTION AGREEMENT" means, in respect of any person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such person against fluctuations in currency exchange rates.

         "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

         "EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

         "HEDGING OBLIGATIONS" of any person means the obligations of such person pursuant to any Interest Rate Protection Agreement, Currency Exchange Protection Agreement or Commodity Price Protection Agreement.

         "INTEREST RATE PROTECTION AGREEMENT" means, in respect of any person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such person against fluctuations in interests rates.

         "LIEN" means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to those properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "PERMITTED LIENS" of any person at any particular time means:

         (1) Liens existing on the date of the indenture (or those arising from pre-existing contractual commitments);

         (2) Liens incidental to the conduct of the business of that person or any Subsidiary of that person or the ownership of their property or assets, that do not materially impair the usefulness or marketability of those property or assets;

         (3) any Lien (except on fixed assets and on shares of a Subsidiary of that person) to secure any indebtedness issued, assumed or guaranteed by that person or any Subsidiary of that person which is payable upon demand or which matures by its terms less than twelve months from the date of issuance, assumption or guarantee;

         (4) any Lien in favor of a governmental entity in connection with the operations of that person or any Subsidiary of that person and not in respect of the financing thereof;

         (5) Liens in favor of that person or a Wholly-Owned Subsidiary of that person (but only so long as it is a Wholly-Owned Subsidiary of that person);

         (6)  Liens securing the Notes being offered;

         (7)  Purchase Money Mortgages;

         (8) Liens on property or assets existing at the time the property or assets were acquired by that person, provided that those Liens were not incurred in anticipation of the acquisition;

         (9) Liens on property or assets of a corporation existing at the time that corporation becomes a Subsidiary of that person, or is liquidated or merged into, or amalgamated or consolidated with, that person or Subsidiary of that person or at the time of the sale, lease or other disposition to that person or Subsidiary of that person of all or substantially all of the properties and assets of a corporation;

         (10) Liens granted under any program for the securization of accounts receivable of that person;

         (11) any Lien arising out of judgments or awards with respect to which the Guarantor, the Issuer or any other Subsidiary of the Guarantor shall be prosecuting an appeal or proceedings for review and with respect to which it shall be entitled to or shall have secured a stay of execution pending such appeal or proceedings for review;

         (12) Liens granted in the ordinary course of business in connection with Hedging Obligations; and

         (13) any renewal, refunding or extension of any Lien referred to in the foregoing clauses (1) through (12) provided that the principal amount of indebtedness secured by that Lien after the renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject to the Lien and any improvements on the property or assets.

         "PURCHASE MONEY MORTGAGE" of any person means any Lien created upon any property or assets of the person to secure or securing the whole or any part of the purchase price of the property or assets or the whole or any part of the cost of constructing or installing fixed improvements on those property or assets or to secure or securing the repayment of money borrowed to pay the whole or any part of the purchase price or cost of any vendor's privilege or Lien on those property or assets securing all or any part of the purchase price or cost including title retention agreements and leases in the nature of title retention agreements.

         "SALE AND LEASEBACK TRANSACTION" of any person means an arrangement with any lender or investor or to which that lender or investor is a party providing for the leasing by that person of any property or asset of that person which has been or is being sold or transferred by that person more than 12 months after the acquisition of that property or, asset or the completion of construction or commencement of operation thereof to that lender or investor or to any person to whom funds have been or are to be advanced by that lender or investor on the security of that property or asset. The stated maturity of this type of arrangement shall be the date of the last payment of rent or any other amount due under the arrangement prior to the first date on which the arrangement may be terminated by the lessee without payment of a penalty.

         "SUBSIDIARY" of any person means a corporation whose combined voting power of the outstanding Voting Stock is more than 50% owned, directly or indirectly, by that person or by one or more other Subsidiaries of that person or by that person and one or more Subsidiaries of that person.

         "VOTING STOCK" means capital stock or other ownership interests of a corporation, partnership or other entity which ordinarily has voting power for the election of directors (or persons performing similar functions) of that corporation, partnership or other entity, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

         "WHOLLY-OWNED SUBSIDIARY" of any person means a Subsidiary of that person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) is at the time owned by that person or by one or more Wholly-Owned Subsidiaries of that person or by that person and one or more Wholly-Owned Subsidiaries of that person.

COVENANTS

LIMITATION ON LIENS

         The indenture provides that so long as any Notes are outstanding, the Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise have outstanding any Lien securing any indebtedness for borrowed money or interest on any indebtedness for borrowed money (or any liability of the Guarantor or any of its Subsidiaries under any guarantee or endorsement or other instrument under which the Guarantor or any of its Subsidiaries is contingently liable, either directly or indirectly, for borrowed money or interest on borrowed money), other than Permitted Liens, without also at the same time or prior to that time securing, or causing the Subsidiary to secure, indebtedness under the indenture so that the Notes are secured equally and ratably with or prior to the other indebtedness or liability, except that the Guarantor and its Subsidiaries may incur a Lien to secure indebtedness for borrowed money or enter into a Sale and Leaseback Transaction without securing the Notes if the sum of:

         o the amount of indebtedness for borrowed money secured by Liens created, incurred or assumed after the date of the indenture and otherwise prohibited by the indenture; and

         o the Attributable Value of all Sale and Leaseback Transactions entered into after the date of the indenture and otherwise prohibited by the indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Guarantor.

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         The indenture provides that so long as any Notes are outstanding, the Guarantor will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

         o the Guarantor or the Subsidiary, as applicable, would be entitled, under the covenant described above under "Limitation on Liens", to enter into a Sale and Leaseback Transaction without securing the Notes; or

         o the Guarantor or the Subsidiary, as applicable, applies, within 360 days after the effective date of any arrangement, an amount equal to the Attributable Value in respect of the leases relating to Sale and Leaseback Transactions to the prepayment or retirement of indebtedness of such person, which matures more than 12 months after the date of the creation of the indebtedness of such person.

         However, the Issuer and the Guarantor will not be required to prepay or retire notes of a series offered under the offering memorandum dated June 10, 2004 with respect to the Old Notes and under this prospectus with respect to the New Notes before five years has elapsed since their issuance if the Guarantor or any of its Subsidiaries, as applicable, enters into a Sale and Leaseback Transaction, to the extent only that the amount to be paid or retired exceeds the difference between:

         o 25% of the original aggregate principal amount of the series of Notes; and

         o any and all earlier mandatory payments made by the Issuer or the Guarantor, as applicable, on account of the principal amount of the series of Notes.

         If the aggregate net proceeds that the Issuer or the Guarantor would be otherwise required to prepay or retire before five years from the issue date of the Notes exceeds the difference described above, then the Issuer or the Guarantor, as the case may be, would have to prepay or retire the Notes of the series, promptly after five years from the issue date, in an amount equal to the excess net proceeds.

CONSOLIDATIONS, MERGERS, AMALGAMATIONS OR SALE OF ASSETS

         Each of the Issuer and the Guarantor may not amalgamate or consolidate with or merge into or enter into any statutory arrangement with any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

         (1) the entity formed by or continuing from the transaction or the person which acquires or leases all or substantially all of the properties and assets of the Issuer or the Guarantor, as applicable, is organized either under the laws of the United States, any state of the United States or the District of Columbia or the laws of Canada or any province thereof;

         (2) the successor entity expressly assumes or assumes by operation of law all of the Issuer's or the Guarantor's obligations, as applicable, under the Notes or the Guarantees, respectively, and under the indenture;

         (3) immediately after giving effect to the transaction, no Event of Default and no event that with the passing of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing; and

         (4)  certain other conditions are met.

         If as a result of this type of transaction, property or assets of the Guarantor or any of its Subsidiaries would become subject to any Lien (other than a Permitted Lien), then, unless that Lien could be created pursuant to the indenture provisions described under the "Limitation on Liens" covenant above without equally and ratably securing the Notes, the Guarantor, prior to or simultaneously with the transaction, must have caused the Notes outstanding to be secured equally and ratably with or prior to the indebtedness secured by that Lien.

PAYMENT OF ADDITIONAL AMOUNTS

         Any amounts to be paid by the Issuer or the Guarantor will be made free and clear of and without withholding or deduction for or on account of any present or future tax or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by or on behalf of the Government of Canada or the government of any political subdivision thereof or by any authority thereof having power to tax (hereinafter "taxes"), unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct taxes by law or by the interpretation or administration of the law. If the Issuer or the Guarantor is required to withhold or deduct any amount for or on account of taxes from any payment made under or with respect to the Notes or Guarantees, the Issuer or the Guarantor, as the case may be, will pay such additional amounts as may be necessary so that the net amount received by each holder of Notes (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the taxes had not been withheld or deducted.

         However, no additional amounts will be payable with respect to a payment made to any holder:

         (1) with which the Issuer or the Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making the payment;

         (2) which is subject to such taxes by reason of the holder of the Notes being a resident, domiciled in, or a national of, or engaged in business or having a permanent establishment or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Notes or the receipt of payments thereunder;

         (3) for or on account of any tax, assessment or other governmental charge which would not have been imposed but for the presentation by the holder of Notes for payment on a date more than 10 days after the date on which that payment became due and payable or the date on which payment is duly provided for, whichever occurs later;

         (4) for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge; or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person on a Note if payment can be made to that person without withholding by at least one other paying agent the identity of which is provided to that person;

         (5) for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note; or

         (6)  for any combination of items (1), (2), (3), (4) and (5),

         nor will additional amounts be paid with respect to any payment on a Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent that payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of Notes.

TAX REDEMPTION

         The Notes will be subject to redemption at any time at the option of the Issuer, in whole but not in part, at a redemption price equal to the principal amount of those Notes (and premium on those Notes, if any) together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

         (1)  the Issuer or the Guarantor, as the case may be, determines that,

         (a) as a result of any change in or amendment to the laws, regulations or rulings of Canada or of any political subdivision or applicable Canadian taxing authority in affecting taxation, or any change in official position regarding their application or interpretation (including a holding by a court of competent jurisdiction) which change or amendment is announced or becomes effective on or after June 10, 2004 with respect to the Old Notes or on or after the date of this prospectus with respect to the New Notes, it has or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Note as described under "Payment of Additional Amounts", or

         (b) on or after June 10, 2004 with respect to the Old Notes or on or after the date of this prospectus with respect to the New Notes, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in Canada or any political subdivision or applicable Canadian taxing authority, including any of those actions specified in paragraph
              (a) above, whether or not the action was taken or decision was rendered with respect to the Issuer or the Guarantor, or any change, amendment, application or interpretation shall be officially proposed, which, in the written opinion of legal counsel of recognized standing to the Issuer or the Guarantor will result in a material probability that the Issuer or the Guarantor will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any Note of that series, and

         (2) in any of those cases the Issuer or the Guarantor, as the case may be, in its business judgment determines that the obligation cannot be avoided by the use of reasonable measures available to it; provided however, that:

         (a) no notice of redemption may be given earlier than 90 days or later than 30 days prior to the earliest date on which the Issuer or the Guarantor would, as applicable, be obligated to pay additional amounts were a payment in respect of a series of Notes due, and

         (b) at the time a notice of redemption is given, an obligation to pay additional amounts remains in effect.

         In the event that the Issuer elects to redeem the Notes of a series pursuant to the above provisions, the Issuer (and the Guarantor, if it has made the determinations described above in (1) and (2)) will deliver to the trustee a certificate, signed by an authorized officer, stating that the Issuer is entitled to redeem the Notes of a series.

         The Issuer will give notice of a redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.

PROVISION OF FINANCIAL INFORMATION

         The Guarantor, and the Issuer if it is required separately to file or furnish any information, documents and other reports with the SEC, will file with the trustee copies of its annual report and the information, documents and other reports that the Guarantor or the Issuer, as applicable, is required to file with or furnish to the SEC, pursuant to the Exchange Act, within 15 days after it files or furnishes them, as applicable, with the SEC. Notwithstanding that the Guarantor (or the Issuer, as applicable) may not be required to remain subject to the reporting requirements of the Exchange Act, the Guarantor (and the Issuer, as applicable) will agree to continue to file with the SEC and provide to the trustee:

         o  within 90 days after the end of each fiscal year, an annual report;
            and

         o within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports.

         The information contained in these reports shall be, at a minimum, the information which is required to be provided in annual and quarterly reports under the laws of Canada or any province of Canada to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Guarantor has any of its securities listed on that stock exchange. Each of the reports sent to the trustee will be prepared in accordance with Canadian or United States disclosure requirements and generally accepted accounting principles, provided, however, that the Guarantor and the Issuer shall not be obligated to file reports with the SEC if the SEC does not permit these filings.

EVENTS OF DEFAULT

         When the term "Event of Default" is used in the indenture, these are some examples of its meaning with respect to a particular series of Notes:

         o failure to pay when due any interest on any Notes of a series, or additional amounts on any Notes of that series when they become due and payable, and default continues for a period of 30 days;

         o failure to pay when due the payment of the principal of or premium, if any, on any Notes of that series at its maturity;

         o failure to deposit any sinking fund payment when due by the terms of the Notes of that series;

         o default in the performance, or breach, of any covenant or warranty of the Issuer or the Guarantor in the indenture in respect of the Notes of that series or the related Guarantee (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in the indenture), and the default or breach continues for a period of 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding Notes of that series affected by the default has given, by registered or certified mail, written notice to the Issuer and to the Trustee if the notice is given by the holders;

         o failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, indebtedness for borrowed money of the Guarantor or any Subsidiary of the Guarantor having an aggregate principal amount outstanding in excess of the greater of (1) US$100,000,000 and (2) 5% of Consolidated Net Tangible Assets of the Guarantor as at the end of the then last completed financial quarter of the Guarantor;

         o  certain events of bankruptcy, insolvency or reorganization; and

         o any other Events of Default provided with respect to the Notes of that series.

         If an Event of Default for any series of Notes occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Notes of the series, subject to any subordination provisions, may require us to repay immediately the entire principal of, and premium on, if any, and all interest on, the Notes of the series.

         Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Notes of the affected series can rescind this accelerated payment requirement.

         Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all series of Notes affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for all series of Notes affected by an Event of Default.

         The Issuer and the Guarantor will each be required to furnish to the trustee annually a statement as to their compliance with all conditions and covenants under the indenture and, if not, specifying any defaults.

         No holder of a Note of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

         (1) the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the Notes of the affected series;

         (2) the holders of at least 25% in aggregate principal amount of the outstanding Notes of the series affected by an Event of Default have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

         (3) the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Notes of the series affected by an Event of Default a direction inconsistent with the request, within 60 days after their notice, request and offer.

         However, the above limitations do not apply to a suit instituted by a holder of a Note for the enforcement of payment of principal of or any premium or interest on a Note on or after the applicable due date specified in the Note.

DEFEASANCE

         When we use the term defeasance, we mean discharge from some or all of the Issuer's and the Guarantor's obligations under the indenture. If the Issuer or the Guarantor deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due at the stated maturity date or a redemption date of the Notes of a particular series, then at our option:

         o the Issuer and the Guarantor will be discharged from their respective obligations with respect to the Notes of that series; or

         o the Issuer and the Guarantor will no longer be under any obligations to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to the Issuer and the Guarantor.

         If this happens, the holders of the Notes of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Notes and replacement of lost, stolen or mutilated Notes. Holders of the Notes of the affected series may look only to the deposited funds or obligations for payment.

         To exercise this defeasance option the Issuer or the Guarantor, as the case may be, must deliver to the trustee:

         (1) an opinion of counsel in the United States stating that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding Notes of the affected series will not recognize gain or loss for United States federal income tax purposes as a result of a defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

         (2) an opinion of counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the holders of the outstanding Notes of the affected series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

         (3) an opinion of counsel to the effect that the deposit shall not cause the trustee or the trust so created to be subject to the United States Investment Company Act of 1940.

         In addition to the delivery of the opinions described above, the following conditions must be met before the Issuer or the Guarantor, as the case may be, may exercise this defeasance option:

         o no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing for the Notes of the affected series;

         o neither the Issuer nor the Guarantor is an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

         o  other customary conditions precedent are satisfied.

         The Issuer or the Guarantor may exercise this defeasance option notwithstanding its prior exercise of a covenant defeasance option described in the following paragraphs if each of the Issuer and the Guarantor meets the conditions described in the preceding sentence at the time the Issuer or the Guarantor exercises the defeasance option.

         The indenture provides that, at the Issuer's option, unless and until the Issuer has exercised its defeasance option described in the preceding paragraph, the Issuer and the Guarantor may omit to comply with the "Limitation on Liens," "Limitation on Sale and Leaseback Transactions" and "Consolidation, Amalgamation, Merger and Sale of Assets" covenants and certain other covenants and that omission shall not be deemed to be an Event of Default under the indenture and the outstanding Notes upon irrevocable deposit with the trustee, in trust, of money or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding Notes. If the Issuer exercises its covenant defeasance option, the obligations under the indenture other than with respect to the covenants and the Events of Default other than with respect to those covenants shall remain in full force and effect. The trust may only be established if, among other things:

         o the Issuer has delivered to the trustee an opinion of counsel in the United States to the effect that the holders of outstanding Notes will not recognize gain or loss for United States federal income tax purposes as result of a covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same time as would have been the case if the covenant defeasance had not occurred;

         o the Issuer has delivered to the trustee an opinion of counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of a covenant defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same time as would have been the case had the covenant defeasance not occurred (and for the purposes of the opinion, Canadian counsel shall assume that holders of outstanding Notes include holders who are not resident in Canada);

         o no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing for the Notes of the affected series;

         o neither the Issuer nor the Guarantor is an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation;

         o the Issuer has delivered to the trustee an opinion of counsel to the effect that the deposit shall not cause the trustee or the trust so created to be subject to the United States Investment Company Act; and

         o  other customary conditions precedent are satisfied.

MODIFICATION AND WAIVER

         The Issuer and the Guarantor may modify or amend the indenture with the consent of the holders of a majority in principal amount of the outstanding Notes of each series issued under the indenture affected by the modification or amendment, provided, however, that the modification or amendment may not, without the consent of the holder of each affected series of outstanding Notes:

         o change the stated maturity of the principal of, or any installment of interest, if any, on any Note;

         o reduce the principal amount of (or the premium, if any) or interest on any Note;

         o reduce the amount of principal of a Note payable upon acceleration of its maturity;

         o  change the place of payment;

         o change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Note;

         o impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

         o reduce the percentage of principal amount of outstanding Notes of the series, from which the consent of the holders is required to modify or amend the indenture or waive compliance with certain provisions of the indenture or waive certain defaults;

         o modify in any manner adverse to the holders of Notes, the Guarantees or the terms and conditions of the Guarantees; or

         o modify any provisions of the indenture relating to modifying or amending the indenture or the waiving of past defaults or covenants except as otherwise specified in the indenture.

         The holders of a majority in principal amount of the outstanding Notes of any series may on behalf of the holders of all Notes of that series waive, insofar as that series is concerned, compliance by the Issuer and the Guarantor with certain restrictive provisions of the indenture. The holders of a majority in principal amount of outstanding Notes of any series may waive any past default under the indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Note of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note of that series. The indenture or the Notes may be amended or supplemented, without the consent of any holder of Notes, to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any holder of securities.

CONSENT TO JURISDICTION AND SERVICE

         Under the indenture, each of the Issuer and the Guarantor irrevocably appoints CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York, as its authorized agent for service of process in any suit or proceeding arising out of or relating to the Notes or the indenture and for actions brought under federal or state securities laws in any federal or state court located in the City of New York, and irrevocably submits to that jurisdiction.

GOVERNING LAW

         The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

         The Guarantor and the Issuer are respectively governed by the laws of Canada and Quebec. A substantial portion of their respective assets are located outside the United States and some or all of the directors and officers and some or all of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon the Guarantor, the Issuer and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of the Guarantor, the Issuer and such directors, officers or experts under the United States federal securities laws. The Guarantor and the Issuer have been advised by their Canadian counsel, Stikeman Elliott LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of the civil liabilities predicated upon the United States federal securities laws.

TRUSTEE

         The trustee under the indenture is The Bank of Nova Scotia Trust Company of New York. The Bank of Nova Scotia Trust Company of New York is one of the co-transfer agents for the Guarantor's common shares and performs other services for the Guarantor and its Subsidiaries in the ordinary course of business.

BOOK-ENTRY, DELIVERY AND FORM

         Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof. New Notes will be issued at the closing of the exchange offer only against surrender of Old Notes.

         The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC as described below.

         The Global Notes may be transferred, in whole and not in part, only by DTC to another nominee of DTC, by a nominee of DTC to DTC or another nominee, or by DTC or this nominee to a successor of DTC or a nominee of this successor. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See " -- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

         Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time.

DEPOSITARY PROCEDURES

         The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer and the Guarantor take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

         DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participants and to facilitate the clearance and settlement of transactions in those securities between these participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to indirect participants, which include other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

         DTC has also advised the Issuer that, pursuant to procedures established by it:

         o upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

         o ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the Global Notes).

         Investors in the Global Notes who are participants in DTC's system may hold their interests in the Global Notes directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear S.A. N.V., or its successor, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

         Payments in respect of the principal of, and interest and premium and special interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer, the Guarantor and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Guarantor, the trustee or any agent of the Issuer, the Guarantor or the trustee has or will have any responsibility or liability for:

         o any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes; or

         o any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer, the Guarantor nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Issuer, the Guarantor and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of each of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

         DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global

Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Guarantor or the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

         A global note is exchangeable for definitive Notes in registered certificated form, which we refer to as certificated Notes, if:

         o DTC notifies the Issuer that it (a) is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary within 120 days after the date of such notice;

         o the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated Notes; or

         o there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

         In addition, beneficial interests in a Global Note may be exchanged for certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

SAME DAY SETTLEMENT AND PAYMENT

         The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium and special interest, if any, with respect to certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the Portal Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

                                 CREDIT RATINGS

         Our unsecured long-term debt securities are rated Ba2 (with a negative outlook) by Moody's, BB (with a negative outlook) by S&P and BB (high) (with a stable outlook) by DBRS. Credit ratings are intended to provide investors with an independent measure of the credit quality of any issue of debt securities. See "Business -- Recent Development -- Credit Ratings."

         Moody's credit ratings are on a long-term debt rating scale that ranges from AAA to C, which represents the range from highest to lowest quality of such securities rated. According to the Moody's rating system, an obligation rated "Ba" is judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through Caa in its corporate bond rating system. The modifier 1 indicates that the issue ranks in the higher end of its generic rating category, the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

         S&P's credit ratings are on a long-term debt rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. According to S&P's rating system, an obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation. The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (--) sign to show relative standing within the major rating categories.

         DBRS's credit ratings are on a long-term debt rating scale that ranges from Aaa to D, which represents the range from highest to lowest quality of such securities rated. According to the DBRS rating system, an obligation rated "BB" is defined to be speculative, where the degree of protection afforded interest and principal is uncertain, particularly during periods of economic recession. Entities in the "BB" area typically have limited access to capital markets and additional liquidity support and, in many cases, small size or lack of competitive strength may be additional negative considerations. The ratings from AA to CCC may be modified by the addition of a (high) or (low) modifier to show relative standing within the major rating categories. The lack of one of these designations indicates a rating which is essentially in the middle of the category.

         Credit ratings accorded to debt securities by rating agencies are not recommendations to purchase, hold or sell securities inasmuch as such ratings do not comment as to market price or suitability for a particular investor. We cannot assure you that any rating will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by a rating agency in the future if in its judgment circumstances so warrant and, if any such rating is so revised or withdrawn, we are under no obligation to update this prospectus.

                   IMPORTANT FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE INVESTOR AND NO REPRESENTATION WITH RESPECT TO THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTORS IS MADE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO THEM HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING ANY CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARISING UNDER STATE, PROVINCIAL OR LOCAL TAX LAWS IN THE UNITED STATES OR CANADA OR TAX LAWS OF ANY JURISDICTION OUTSIDE THE UNITED STATES OR CANADA.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes certain United States federal income tax consequences to United States persons (as defined below) of the exchange of Old Notes for New Notes in accordance with the exchange offer, and of the ownership and disposition of New Notes acquired in the exchange offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion assumes that United States persons hold the Old Notes and New Notes as capital assets ("United States Holders") within the meaning of Section 1221 of the Code. Moreover, this discussion is for general information only and does not address the tax consequences to holders that are not United States Holders or the tax consequences that may be relevant to particular investors in light of their personal circumstances or to certain types of investors subject to special tax rules (such as insurance companies, financial institutions, tax-exempt organizations, regulated investment companies, dealers in securities or foreign currencies, holders subject to alternative minimum tax, persons that hold notes as part of straddles, hedging transactions or conversion transactions, real estate investment trusts, U.S. expatriates or former long-term residents of the United States, or investors whose functional currency is not the U.S. dollar). In addition, this discussion does not include any description of estate and gift tax consequences, or the tax laws of any state, local or foreign government that may be applicable to the Old Notes or the New Notes.

         No rulings from the United States Internal Revenue Service (the "IRS") have been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not disagree with or challenge any position taken herein regarding the tax consequences of the exchange of Old Notes for New Notes, or of the ownership or disposition of the New Notes, or that any such position, if challenged, would be sustained.

         EACH UNITED STATES HOLDER SHOULD CONSULT ITS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO SUCH HOLDER IN LIGHT OF ITS PARTICULAR SITUATION OF THE EXCHANGE OFFER, THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY OTHER RELEVANT FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION.

         As used herein, the term "United States person" means a beneficial owner of an Old Note or a New Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust (A) if a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of such trust, or (B) that was in existence on August 20, 1996, was treated as a United States person under the Code on the previous day, and has a valid election in effect to continue to be so treated.

         If a partnership or other pass-through entity holds the Old Notes or New Notes, the tax treatment of a partner in or owner of the partnership or pass-through entity will generally depend upon the status of the partner or owner and the activities of the entity. If you are a partner in or owner of a partnership or other pass-through entity that holds Old Notes and is considering participating in the exchange offer, you should consult your tax advisor.

EXCHANGE OF OLD NOTES FOR NEW NOTES

         The exchange of an Old Note for a New Note pursuant to the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. In such case, a United States Holder will not recognize any gain or loss upon the receipt of a New Note pursuant to the exchange offer. A holder's holding period for a New Note should include the holding period for the Old Note exchanged pursuant to the exchange offer and the holder's initial basis in a New Note should be the same as the adjusted basis of such holder in the Old Note at the time of the exchange. The United States federal income tax consequences of holding and disposing of a New Note generally should be the same as the United States federal income tax consequences of holding and disposing of an Old Note.

TAXATION OF INTEREST ON NEW NOTES

         Stated interest on a New Note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. In addition to interest on the New Notes, a United States Holder will be required to include as income any additional amounts paid as a result of the imposition of Canadian taxes withheld from interest payments. As a result, a United States Holder may be required to include more interest in gross income than the amount of cash it actually receives. A United States Holder may be entitled to deduct or credit foreign withheld tax, subject to applicable limitations in the Code. For United States foreign tax credit purposes, interest income on a New Note generally will constitute income from sources outside the United States and generally will be treated as "passive" or "financial services" income (or, if the applicable rate of Canadian withholding tax is 5% or more, as "high withholding tax interest" income) for purposes of computing the foreign tax credit allowable to a United States Holder. The rules governing the foreign tax credit are complex and investors are urged to consult their tax advisors regarding the availability of the credit under their particular circumstances.

         In the case of a United States Holder whose tax basis in the New Notes differs from the adjusted issue price of the New Notes (e.g., a holder who purchased Old Notes for cash at a price different than their principal amount), applicable Treasury Regulations require that, in addition to including in income stated interest income on the New Notes, such a holder reasonably allocate such difference to daily portions of interest over the remaining term of the New Notes. Each allocated amount will generally be accounted for as a positive adjustment (in the case of a holder whose basis in the New Notes is less than such notes' adjusted issue price) or a negative adjustment (in the case of a holder whose basis in the New Notes is greater than such notes' adjusted issue price) on the day on which the related interest accrual or payment falls. Any United States Holder whose tax basis in the New Notes differs from their adjusted issue price should consult its tax advisor as to the proper allocation of such difference and the effect thereof on the holder's accruals of interest on the New Notes and the realization of gain or loss on a subsequent sale or other disposition of the New Notes (including the characterization for United States federal income tax purposes of such gain or loss).

SALE, REDEMPTION OR RETIREMENT OF THE NEW NOTES

         Upon the sale, redemption, retirement at maturity or other taxable disposition of a New Note, a United States Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the note. Gain or loss recognized on the disposition of a New Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the note is treated as having been held for more than one year. Under current law, net long-term capital gains of non-corporate taxpayers are, under some circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations. If the United States Holder is a U.S. resident (as defined in section 865 of the Code), gains realized upon disposition of a New Note by such United States Holder generally will be U.S. source income, and disposition losses generally will be allocated to reduce U.S. source income.

BACKUP WITHHOLDING AND INFORMATION REPORTING

         In general, information reporting requirements will apply to payments of principal and interest on a New Note and payments of the proceeds on the sale of a New Note made within the United States (and, in certain cases, outside the United States) to United States Holders other than certain exempt recipients (such as corporations). In addition, backup withholding of United States federal income tax (currently at a rate of 28% until replaced by a 31% rate beginning
2011) may be required in respect of such payments made to certain United States Holders who fail to supply an accurate taxpayer identification number, fail to establish that they are exempt recipients such as corporations, financial institutions or foreign persons who comply with certain certification requirements, otherwise fail to comply with applicable requirements of the backup withholding rules, or if the Secretary of the Treasury determines that the holder has not reported all interest and dividend income required to be shown on its federal income tax return.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such United States Holder's United States federal income tax liability or refundable to the extent that it exceeds such liability, provided the required information is timely furnished to the Internal Revenue Service. A United States Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the material Canadian federal income tax consequences under the Income Tax Act (Canada) (the "ITA") as of the date of this prospectus generally applicable to a holder of New Notes acquired pursuant to the exchange offer (a "Holder") who, for the purposes of the ITA and at all relevant times, is not (and is not deemed to be) resident in Canada, deals at arm's length with the Issuer, does not (and is not deemed to) use or hold the New Notes in or, in the course of, carrying on a business in Canada, and is not an insurer that carries on an insurance business in Canada and elsewhere.

         This summary assumes that throughout the period the New Notes are outstanding, the Issuer and the Guarantor will deal with the Depository and its nominee at arm's length within the meaning of the ITA. This summary does not purport to deal with all aspects of Canadian income taxation. For example, the foregoing does not address the income tax consequences and implications to a Holder of (a) defeasance and covenant defeasance by the Issuer or the Guarantor; or (b) a successor entity or any other party assuming the payments under any of the New Notes, and accordingly no opinion is expressed as to the applicability of any withholding tax to, or the income tax treatment of, any payments that may thereby or thereafter be received by Holders. This summary is based on the current provisions of the ITA, the regulations thereunder, all specific proposals to amend the ITA and such regulations announced by the Minister of Finance prior to the date hereof (which amendments this summary presumes are enacted in their current form), and the Issuer's and the Guarantor's understanding of the published administrative practices of the Canada Revenue Agency. This summary does not otherwise take into account any change in the law or administrative practice, whether by judicial, governmental, legislative or administrative action, nor does it take into account provincial, territorial or foreign income tax consequences, which may vary from the Canadian federal income tax consequences described herein.

         This summary is of a general nature only and is not, and should not be interpreted as, legal or tax advice to any particular Holder and no representation is made with respect to the Canadian income tax consequences to any particular Holder. Accordingly, prospective acquiror of New Notes should consult their own tax advisors with respect to their particular circumstances.

         The exchange of Old Notes for New Notes by a Holder will not be a taxable transaction under the ITA. Accordingly, a Holder will not be subject to tax under the ITA in respect of the exchange.

         Under the ITA, the payment by the Issuer or the Guarantor of interest, principal or premium (if any) on the New Notes to a Holder will be exempt from Canadian withholding tax, and no other taxes on income (including taxable capital gains) under the ITA will be payable by a Holder in respect of the acquisition, ownership or disposition of the New Notes.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where those Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer and the Guarantor will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. Under the Registration Rights Agreement, the Issuer and the Guarantor have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any of these resales starting on the date the registration statement is declared effective and for a period ending on the earlier of (i) 180 days after the date the registration statement is declared effective and (ii) the date on which a participating broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

         We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers and/or the purchasers of any of these New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of these New Notes may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any of these resales of New Notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         The New Notes have not been and will not be qualified for sale under the securities laws of any province or territory of Canada. The New Notes are not being offered and may not be offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory of Canada.

                                  LEGAL MATTERS

         Legal matters in connection with the issuance of the New Notes offered by the prospectus will be passed upon by:

         o Stikeman Elliott LLP, our counsel on matters of Canadian and Quebec law; and

         o Paul, Weiss, Rifkind, Wharton & Garrison LLP, our counsel on matters of United States and New York law.

         On the date of this prospectus, the partners and associates of Stikeman Elliott LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP, own beneficially, directly or indirectly, less than 1% of the securities of the Guarantor.

                             INDEPENDENT ACCOUNTANTS

         The audited consolidated financial statements as at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Issuer and the Guarantor have filed with the SEC a combined registration statement on Form F-10 under the Securities Act with respect to the New Notes offered in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement (including its exhibits and schedules). You should read the registration statement

(including its exhibits and schedules) for more information about us, the exchange offer and the New Notes. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Because this prospectus may not contain all the information that you find important, you should review the full text of these documents.

         The Guarantor is also subject to the reporting requirements of the Exchange Act. The Guarantor files reports and other information with the SEC. The public may read and copy the combined registration statement (including its exhibits and schedules) and the reports and other information filed by us at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of this Internet site is HTTP://WWW.SEC.GOV.

         In addition, you may obtain a copy of the documents to which we refer you in this prospectus without charge upon written or oral request to:
Abitibi-Consolidated Inc., 1155 Metcalfe Street, Suite 800, Montreal, Quebec, Canada H3B 5H2. Attention: Senior Vice-President, Corporate Affairs and Secretary, telephone number (514) 875-2160. To obtain timely delivery, you must request these documents no later than five business days before the expiration date of the exchange offer. Unless extended, the expiration date is September 10, 2004.

         While any Old Notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of Old Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc., 1155 Metcalfe Street, Suite 800, Montreal, Quebec, Canada H3B 5H2. Attention: Senior Vice-President, Corporate Affairs and Secretary.

              DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

         The following documents have been filed with the SEC as part of the registration statement:

         o The documents listed under "Documents Incorporated By Reference" in this prospectus;

         o  The consent of our accountants, PricewaterhouseCoopers LLP;

         o  The consent of our counsel, Stikeman Elliott LLP;

         o  Powers of attorney from our directors and officers;

         o  The form of trust indenture relating to the Notes;

         o The Registration Rights Agreement and Purchase Agreement relating to the Notes;

         o  The statement of eligibility of the trustee on Form T-1;

         o  Letter of Transmittal;

         o  Notice of Guaranteed Delivery; and

         o  Interest coverage ratios.

     AUDITORS' REPORT WITH RESPECT TO THE SUPPLEMENTARY INFORMATION REQUIRED UNDER U.S. GAAP AS AT DECEMBER 31, 2003 AND 2002 AND FOR EACH OF THE YEARS IN
                  THE THREE-YEAR PERIOD ENDED DECEMBER 31, 2003

January 26, 2004

TO THE BOARD OF DIRECTORS OF ABITIBI-CONSOLIDATED INC.

         Our audit of the consolidated financial statements of Abitibi-Consolidated Inc. referred to in our report to the Shareholders dated January 26, 2004 (except as to note 25, dated February 27, 2004) included consideration of note 26, Differences Between Canadian and United States Generally Accepted Accounting Principles ("GAAP") as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003.

         Management has also prepared supplementary disclosure under the U.S. GAAP as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 ("Supplementary U.S. GAAP Information").

         In our opinion, this Supplementary U.S. GAAP Information presents fairly, in all material respects, the disclosures set forth therein when read in conjunction with the related consolidated financial statements of the Company.

Chartered Accountants
Montreal, Canada

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

               SUPPLEMENTARY INFORMATION REQUIRED UNDER U.S. GAAP
  AS AT DECEMBER 31, 2003 AND 2002 AND FOR EACH OF THE YEARS IN THE THREE-YEAR
                         PERIOD ENDED DECEMBER 31, 2003

         As used in this "Supplementary Information Required under U.S. GAAP as at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003," references to the "Company," "its," and similar terms, refer to Abitibi-Consolidated Inc.

         The Company prepares its annual consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. There are significant differences between the Company's financial position, its financial results of operations and its cash flows under Canadian GAAP and U.S. GAAP. Note 26 to the Company's audited consolidated financial statements incorporated by reference into this prospectus contains a reconciliation of those consolidated financial statements for significant differences between Canadian GAAP and U.S. GAAP in accordance with the requirements of Item 17 of SEC Form 20-F. Set forth below is a supplementary disclosure to those consolidated financial statements for significant differences between Canadian GAAP and U.S. GAAP in accordance with the requirements of Item 18 of SEC Form 20-F.

(in million of Canadian dollars, except as noted)

1) ACCOUNTS RECEIVABLE

Accounts receivable are recorded at cost net of the provision for doubtful accounts that is based on expected collectibility. Any gains or losses on the sale of accounts receivable are calculated by comparing the carrying amount of the accounts receivable sold to the total of the cash proceeds on sale and the fair value of the retained interest in such receivables on the date of transfer. Fair values are determined on a discounted cash flow basis. Costs related to the sale of accounts receivable are recognized in earnings in the period incurred.

As at December 31, 2003, accounts receivable recorded on the balance sheet is net of an allowance for doubtful accounts of $9 million (2002 -- $10 million).

2) INVESTMENTS

I) INVESTMENTS IN ENTITIES SUBJECT TO SIGNIFICANT INFLUENCE

As at December 31, 2003, the Company had a 25% interest in SFK Pulp General Partnership, which is a public entity and its stock is publicly traded in Canada. As at December 31, 2003, the Company's investment, net of deferred gain, was $26 million (2002 -- $26 million) and the estimated fair value of the investment was $113 million (2002 -- $151 million) based on the market price of the publicly traded units.

II) INVESTMENT IN JOINT VENTURES

For the year ended December 31, 2003, the Company received $46 million of dividends from its joint ventures (2002 -- $39 million, 2001 -- $45 million).

3) PROPERTY, PLANT AND EQUIPMENT

I) REPAIRS AND MAINTENANCE

Repairs and maintenance, as well as planned shutdown maintenance costs are charged to expenses as incurred.

II) IDLE FACILITIES

As at December 31, 2003, the net book value of idle plant facilities amounted to $995 million (2002 -- $455 million).

4) INTANGIBLE ASSETS

Based on the current value of intangible assets subject to amortization, the estimated amortization expense will be $16 million in each year from 2004 through 2008. As acquisitions and dispositions occur in the future, these amounts may vary.

5) GOODWILL

I) GOODWILL IMPAIRMENT

In 2003, the Company recorded $21 million of goodwill impairment for its "wood products" segment. The fair value of this reporting unit was determined using discounted cash flows under key assumptions such as: expected selling prices, long-term forecasted exchange rate for the U.S. dollar and the effect of the ongoing softwood lumber dispute with the United States.

II) GOODWILL AMORTIZATION

In 2001, the goodwill amortization would have been presented as a part of the operating income, under U.S. GAAP.

6) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The components of accounts payable and accrued liabilities as at December 31 are as follows:

                                                                 2003      2002
                                                                 ----      ----
                                                                  $         $
         Trade payable.......................................     409       456
         Payroll related liabilities.........................      79        89
         Compensated absence accrued.........................      92        91
         Accrued interest....................................     112       117
         Dividend payable....................................      11        44
         Stumpage fees and silviculture payable..............      36        29
         Freight payable.....................................      36        46
         Payable on capital projects.........................      49        28
         Provision for environment...........................      22        24
         Income and other taxes payable......................      79        92
         Provision for closure costs.........................      62        15
         Provision for integration and restructuring.........       3        12
         Other...............................................      58        57
                                                                -----     -----
                                                                1,048     1,100
                                                                =====     =====

7) CHARGES FOR INTEGRATION AND RESTRUCTURING

As the Company has acquired businesses and consolidated them into its operations, it incurred charges associated with the transition and integration of those activities. In 2003, 2002 and 2001, no charge for integration and restructuring has been incurred. In 2000, charges for integration of acquisition include costs associated with the acquisition of Donohue Inc. In 1998, the charge included costs associated with the acquisition of the assets of the newsprint division of Champion International Corporation.

Initial provisions for each of the respective acquisitions consisted of the following:

                                                   DONOHUE      CHAMPION
                                                 ACQUISITION   ACQUISITION
                                                 -----------   -----------
                                                      $             $
         Severance costs......................        113           29
         Relocation expenses..................          8           --
         Closure costs for West Tacoma mill...         22           --
         Professional services................          6           --
         Other................................         21           --
                                                      ---           --
                                                      170           29
                                                      ===           ==

In accordance with U.S. GAAP recommendation, charges related to the integration and restructuring for the business acquisitions as mentioned above have been accounted for under the purchase price allocation of the assets acquired and liabilities assumed as of the acquisition date, and thus did not affect the results for the respective years, except as those mentioned under duplicate property provisions in paragraph (f) of Note 26 "Differences between Canadian and U.S. GAAP."

The following table provides a reconciliation of all integration and restructuring provision for the years ended December 31, 2003, 2002 and 2001:

                                                        2003     2002     2001
                                                        ----     ----     ----
                                                          $        $        $
   Balance at beginning of year.....................      12       61      146
   Payment..........................................     (11)     (34)     (86)
   Increase (decrease) in the provision.............       2      (15)      --
   Other............................................      --       --        1
                                                         ---      ---      ---
   Balance at end of year...........................       3       12       61
                                                         ===      ===      ===


8)  CLOSURE COSTS

In December 2003, the Company announced the indefinite idling of its Lufkin, Texas, and Port-Alfred, Quebec, paper mills. This indefinite idling resulted in a charge of $67 million ($44 million net of income taxes) mainly related to severance costs, other labor related costs and other costs resulting from the idling of these mills. The determination to idle indefinitely these two mills was based on excess paper production capacity in the business generally, and high production costs. The cost was recorded in "Closure costs" in the consolidated statement of earnings. The closure costs included in the "Newsprint" segment and in the "Value-Added Groundwood Papers" segment were $50 million and $17 million respectively.

The indefinite idling of these two mills may also require further costs in 2004. These costs will be recorded in earnings when incurred. As at December 31, 2003, of the $67 million provision, $5 million had been paid. The Company expects to pay the balance of the provision, $62 million, during 2004.

In December 2002, based on excess paper production capacity in the business generally and high production costs, the Company idled its Sheldon, Texas paper mill. This indefinite idling resulted in a charge of $15 million ($9 million net of income taxes) mainly related to severance costs, other labor related costs and other costs resulting from this idling. These costs included in the "Newsprint" segment have been totally paid during the year 2003.

9)  LONG-TERM DEBT- REVOLVING FACILITY

The unused portion of the revolving facility was $635 million as at December 31, 2003 (2002 -- $712 million). As at December 31, 2003, the Company had outstanding letters of credit pursuant to this revolving facility for an amount of $48 million (2002 -- $40 million). The unused portion of the revolving facility bears interest at 0.4%.

10) EMPLOYEE FUTURE BENEFITS

I) DESCRIPTION OF FUND ASSETS

The assets of the pension plans are held by an independent custodian and are accounted for separately in the Company's pension funds. The pension plan target percentage allocations and weighted average asset allocations as at December 31, 2003 and 2002, by asset category, are as follows:

                                                              DECEMBER 31
                                                              -----------
                                               TARGET
                                             ALLOCATION     2003        2002
                                             ----------     ----        ----
                                                  %           %           %
                Equity securities.........        52          51          46
                Bonds.....................        48          49          54
                                                 ---         ---         ---
                                                 100         100         100
                                                 ===         ===         ===

II)  FUNDING POLICY

The Company makes contributions that are required to provide for benefits earned in the year and fund past service obligations over periods not exceeding those permitted by the applicable regulatory authorities.

The Company's funding policy is in accordance with the regulatory authorities requirement and is determined by actuarial valuation conducted at least on a triennial basis for Canadian pension plans and annually for U.S. pension plans. For Canadian pension plans, the latest actuarial valuations were conducted as at December 31, 2000 for plans representing approximately 63% of the total plan assets fair value and as at June 1, 2001 for plans representing approximately 31% of such plan assets.

These valuations indicated a funding surplus at that time. Total cash contributions for all the Company's defined benefit pension plans are expected to be approximately $190 million in 2004, compared to $94 million in 2003.

III)  INVESTMENT POLICY

The Company follows a disciplined investment strategy, which provides diversification of investments by asset class, foreign currency, sector or company. The Human Resources and Compensation Committee of the Company's Board of Directors has approved an investment policy that establishes long-term asset mix targets based on a review of historical returns achieved by world-wide investment markets. Investment managers may deviate from these targets but their performance is evaluated in relation to the market performance on the target mix. The Pension Investment Committee reviews investments regularly. The policy also permits the use of derivative financial instruments to implement asset mix decisions or to hedge existing or anticipated exposures. The Pension Plan does not invest in the securities of the Company or its subsidiaries.

IV) EXPECTED RETURN ON ASSETS ASSUMPTION

The expected long-term rate of return on plan assets is based on several factors, including input from pension managers, consultants, and projected long-term returns on broad equity and bond indices. Based on the target asset allocation for each asset class, the overall expected rate of return for the portfolio is developed considering the effects of active portfolio management and expenses paid from plan assets.

V) MEASUREMENT DATE AND ASSUMPTIONS

The Company uses December 31 as the measurement date for all of its defined benefit pension plans and other benefit plans.

Weighted average assumptions used to determine net defined benefit plan and other benefit costs for 2003, 2002 and 2001 were as follows:

                                                         2003     2002     2001
                                                         ----     ----     ----
                                                           %        %        %
        Discount rate................................    6.50     6.75     6.75
        Expected long-term return on plan assets.....    7.75     8.00     8.00
        Rate of compensation increase................    3.60     3.55     3.39

Weighted average assumptions used to determine benefit obligations as of December 31, 2003 and 2002 were as follows:

                                                         2003     2002
                                                         ----     ----
                                                           %        %
        Discount rate................................    6.25     6.50
        Rate of compensation increase................    4.00     3.60

VI)  SENSITIVITY ANALYSIS

Assumed health care cost trend rate has an effect on the amounts reported for the other benefit plans. A one-percentage-point increase or decrease in assumed health care trend rate would have the following impact on:

                                                    INCREASE OF     DECREASE OF
                                                        1%              1%
                                                    -----------     -----------
        Net periodic benefit cost...............          1              (1)
        Accrued benefit obligation..............         12             (10)

11) INCOME TAXES

I) EARNINGS BEFORE INCOME TAXES

Earnings (loss) before income taxes are earned in the following tax jurisdiction:

                                2003       2002       2001
                                ----       ----       ----
                                 $          $          $
        Domestic.......          213        (78)      236
        Foreign........         (192)      (143)      (19)
                                ----       ----       ---
                                  21       (221)      217
                                ====       ====       ===

II) INCOME TAX EXPENSE (RECOVERY) BY GEOGRAPHIC DISTRIBUTION

The income tax expense (recovery) by geographic distribution is as follows:

                                                   2003        2002       2001
                                                   ----        ----       ----
                                                     $           $          $
        Current income taxes
          Domestic..........................        (2)          3         56
          Foreign...........................         7          24         16
                                                  ----        ----         --
                                                     5          27         72
                                                  ----        ----         --
        Future income taxes
          Domestic..........................       (44)        (89)        40
          Foreign...........................      (112)       (119)       (28)
                                                  ----        ----         --
                                                  (156)       (208)        12
                                                  ----        ----         --
        Income tax expense (recovery).......      (151)       (181)        84
                                                  ====        ====         ==
        Effective income tax rate (%).......      (719%)       (82%)       39%
                                                  ====        ====         ==

For the year ended December 31, 2003, the future income tax recovery related to operating loss carrryforwards amounted to $237 million (2002 -- $178 million, 2001 -- $172 million).

III)  LOSS CARRYFORWARDS

A. CANADA AND PROVINCIAL TAX JURISDICTION

At December 31, 2003, 2002 and 2001, the Company had Canadian and provincial (other than Quebec) net operating loss carryforwards of $1,013 million, $540 million and $251 million, respectively and Quebec net operating loss carryforwards of $1,446 million, $980 million and $804 million respectively. These loss carryforwards expire at various date between 2007 and 2010. In addition, $22 million of Canadian investment tax credit carryforwards were available to reduce future income taxes.

B. UNITED STATES FEDERAL AND STATE TAX JURISDICTION

At December 31, 2003, 2002 and 2001, the Company had United States federal and state net operating loss carryforwards of $1,306 million, $1,335 million and $1,027 million, respectively. These loss carryforwards expire at various date between 2007 and 2023.

C.   OTHER TAX JURISDICTION

At December 31, 2003, 2002 and 2001, the Company had other tax jurisdiction net operating loss carryforwards of $41 million, $47 million and $56 million, respectively. A $20 million portion of these loss carryforwards expires at various date between 2005 and 2008, the other portion, $21 million, does not have an expiry date.

The Company believes that it is more likely than not that these deferred tax assets will ultimately be realized.

IV)  INVESTMENT TAX CREDITS

Investment tax credits are recognized in earnings as a reduction of research and development expenses when we made the qualifying expenditures and had a reasonable assurance that the credits will be realized.

Under U.S. GAAP, the investment tax credit has been recorded as a reduction of the income tax expense or an increase of the income tax recovery. The investment tax credit for the year ended December 31, 2003 amounted to $28 million (2002 -- $3 million, 2001 -- $2 million).

V)   OTHER DISCLOSURE

In the normal course of business, the Company is subject to audit from the taxation authorities. The Canadian taxing authorities are auditing years 1997 through 2001 for the Canadian entities. These audits may alter the timing or amount of taxable income or deductions. The amount ultimately reassessed upon resolution of issues raised may differ from the amount accrued. The Company believes that taxes accrued on the consolidated balance sheet fairly represent the amount of future tax liability due.

12) CAPITAL STOCK

On a per share basis, dividend declared for the year ended December 31, 2003 was $0.175 (2002 -- $0.40, 2001 -- $0.40).

13) STOCK-BASED COMPENSATION PLAN

The following pro forma disclosure presents the effect on income had the fair value-based method been chosen for all stock options:

                                                         2003     2002    2001
                                                           $        $       $
        Net earnings per U.S. GAAP
          As reported................................     191      280      82
          Pro forma..................................     182      270      70
        Earnings per share, per U.S. GAAP
          As reported................................    0.43     0.64    0.19
          Pro forma..................................    0.41     0.61    0.16

14) ENVIRONMENT MATTERS

The Company is subject to environmental laws and regulations, enacted by Federal, Provincial, State and local authorities.

In 2003, the Company's operating expenditures for environmental matters, which comprise air emission, effluent treatment, landfill operation and closure, bark pile management and silviculture activities, amounted to $85 million (2002 -- $87 million, 2001 -- $83 million).

While the Company believes that it has identified costs likely to be incurred in the next several years, based on known information, for environmental matters, the Company's ongoing efforts to identify potential environmental concerns that may be associated with its properties may lead to future environmental investigations. These efforts may result in the identification of additional environmental costs and liabilities, which cannot be reasonably estimated at this time.

Additional costs, not known or identifiable, could be incurred for remediation efforts. Based on policies and procedures in place to monitor environmental exposure, management believes that such additional remediation costs would not have a material adverse effect on the Company's financial position, earnings or cash flows.

As at December 31, 2003, the Company had an aggregate provision of $22 million (2002 -- $24 million) for environmental matters. During 2003, payments of $2 million were applied to the provision for environmental matters, compared to $2 million in 2002. The Company anticipates that most of the liability at December 31, 2003 will be paid out over the next five years. Provision for environmental matters are not discounted and are included in "Accounts payable and accrued liabilities" on the consolidated balance sheet.

In addition, related environmental capital expenditures were $27 million in 2003 (2002 -- $15 million, 2001 -- $15 million).

15) DERIVATIVE INSTRUMENTS

I) CURRENCY OPTIONS AND FORWARD CONTRACTS

The Company has outstanding options and/or forward contracts, which it designates as cash flow hedge of anticipated future revenue for a maximum period of 2 years. On January 1, 2001, under U.S. GAAP, the Company adopted the Financial Accounting Standard Board ("FASB") Statement 133 "Accounting for Derivative Instruments and Hedging Activities" as amended by FASB Statement 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities." In accordance with these statements, the Company has recorded in its balance sheet the fair value of the options and forward contracts used to hedge a portion of its revenues. Changes in the fair value of these options and forward contracts are recorded in Other Comprehensive Income, a separate component of Shareholders' equity until the underlying transaction is recorded in earnings. There are no similar requirements under Canadian GAAP. When the hedged item affects earnings, gains or losses are reclassified from "Accumulated other comprehensive income (loss)" to the consolidated statement of earnings on the same line as the underlying transaction (sales). Any ineffective portion of hedging derivative's change in fair value is recognized immediately in earnings. The fair value of derivative contracts that is recognized in the balance sheet are included in accounts receivable or accounts payable. Cash flows related to the derivative instruments are included in operating activities.

Based on the current value, the estimated net amount of the existing gain for options and forward contracts on the reporting date, that is expected to be reclassified as earnings within the next twelve months amounted to US$69 million.

There was no transition amount upon the adoption of FASB Statement 133. Prior to January 1, 2001, under U.S. GAAP, any gains or losses on such foreign exchange forward contracts were recognized to income immediately. Under Canadian GAAP, gains and losses related to these contracts are included in "Net sales".

II) INTEREST RATE SWAP CONTRACTS

The Company has outstanding interest rate swap contracts, which it designates as a fair value hedge related to variations of the interest rate on the Company's long-term debt due to change in Libor interest rate. Under Canadian GAAP, outstanding interest rate swap contracts' fair value is not recognized on the balance sheet. In U.S. GAAP under FASB Statement 133, an interest rate swap contract is designated as an effective hedge of the debt and the related variations of fair value for the swaps and the long-term debt are recorded in the balance sheet. Cash flows related to the derivative instruments are included in operating activities.

In 2002, the Company terminated prior to maturity some of its interest rate swap contracts for net cash proceeds of $11 million. Under Canadian GAAP, the gain arising from these transactions is recorded as a deferred gain and amortized in reduction of interest expense, on the initial term of interest payments being hedged by the contracts. Under U.S. GAAP, the gain is deferred by adjusting long-term debt value accordingly. There is no difference on the amortization method to use.

16) DISCONTINUED OPERATIONS

The Company recorded the disposal of its investment in the Saint-Felicien mill as discontinued operations. Under U.S. GAAP, in accordance with FASB Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" the disposal would not be accounted for as discontinued operations as the Company still had an involvement in the operations of the mill through its remaining participation in SFK GP up to December 31, 2003, and the gain related to the disposal of this investment would have been presented as "Other general revenue" in the operating income.

17) OTHER COMPREHENSIVE INCOME AND ACCUMULATED OTHER COMPREHENSIVE INCOME.

I) OTHER COMPREHENSIVE INCOME (LOSS)

For the year ended December 31, 2003, the total of other comprehensive loss amounted to $138 million (2002 -- $195 million, 2002 -- $22 million).

II) ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

                                                                   2003    2002
                                                                     $       $
    Foreign currency translation adjustment......................  (266)     49
    Unrealized gain (loss) on derivative instruments, net of
      taxes of $32 million (2002-- $12 million)..................    70     (26)
    Additional minimum liability of defined benefit pension
      plans, net of taxes of $93 million (2002-- $130
      million)...................................................  (199)   (280)
    Accumulated other comprehensive loss.........................  (395)   (257)

18) CONTINGENCIES

Although the Company considers the provision to be adequate for all its outstanding and pending claims, the final outcome with respect to actions outstanding or pending as at December 31, 2003, or with respect to future claims, cannot be predicted with certainty, it is management's opinion that their resolution will not have a material adverse effect on the Company's financial position, earnings and cash flows.

19) BUSINESS ACQUISITION

The acquisition of 16.66% of PanAsia in 2001 has allowed the Company to increase its newsprint production in Asia, which is a strategic market.

20) EARNINGS PER SHARE

                                                           2003    2002    2001
                                                             $       $       $
    Per share data (basic and diluted)
    Earnings before extraordinary item per U.S. GAAP.....  0.43    0.65    0.19

21) COUNTERVAILING AND ANTIDUMPING DUTIES

The Company deducts its countervailing antidumping duties from gross revenue in determining "Net sales" on its consolidated statement of earnings. Under U.S. GAAP, these costs would be included in the operating expenses. The countervailing and antidumping duties amount deducted from gross revenue under Canadian GAAP was $77 million in 2003 (2002 -- $26 million, 2001 -- $18 million).

                                 US$400,000,000

                     ABITIBI- CONSOLIDATED COMPANY OF CANADA

                                OFFER TO EXCHANGE
                   US$200,000,000 FLOATING RATE NOTES DUE 2011
                       US$200,000,000 7.75% NOTES DUE 2011

                                       FOR

                   US$200,000,000 FLOATING RATE NOTES DUE 2011
                       US$200,000,000 7.75% NOTES DUE 2011
               THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

                   UNCONDITIONALLY GUARANTEED AS TO PAYMENT BY

                           ABITIBI- CONSOLIDATED INC.

                                 (ABITIBI LOGO)

                                 _______________
                                   PROSPECTUS
                                 _______________

 NODEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR
  TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO EXCHANGE ONLY THE OLD NOTES FOR THE NEW NOTES IN ACCORDANCE WITH THE
     TERMS INCLUDED IN THIS PROSPECTUS, BUT ONLY UNDER CIRCUMSTANCES AND IN
      JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED
               IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                                     PART II

                    INFORMATION NOT REQUIRED TO BE DELIVERED
                            TO OFFEREES OR PURCHASERS

INDEMNIFICATION

THE GUARANTOR:

                  Under the CANADA BUSINESS CORPORATIONS ACT (the "CBCA"), Abitibi-Consolidated Inc. may indemnify a present or former director or officer or a person who acts or acted at Abitibi-Consolidated Inc.'s request as a director or officer of another entity, or an individual acting in a similar capacity, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is made a party by reason of that association with Abitibi-Consolidated Inc. or another entity and provided that the director or officer, or an individual acting in a similar capacity, acted honestly and in good faith with a view to the best interests of Abitibi-Consolidated Inc. or of the other entity and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. A director or officer, or an individual acting in a similar capacity, is entitled to an indemnity from Abitibi-Consolidated Inc. as a matter of right if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set forth above.

                  The by-laws of Abitibi-Consolidated Inc. provide that Abitibi-Consolidated Inc. shall indemnify a present or former director or officer or a person who acts or acted at Abitibi-Consolidated Inc.'s request as a director or officer of another corporation of which Abitibi-Consolidated Inc. is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Abitibi-Consolidated Inc. and provided that the director or officer acted honestly and in good faith with a view to the best interests of Abitibi-Consolidated Inc. and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

                  The CBCA provides that Abitibi-Consolidated Inc. may purchase and maintain insurance for the benefit of any director or officer, or an individual acting in a similar capacity, against any liability incurred by the individual in his or her capacity as a director or officer, or an individual acting in a similar capacity, of Abitibi-Consolidated Inc. or as a director or officer, or an individual acting in a similar capacity, of another entity where the individual acts or acted in that capacity at Abitibi-Consolidated Inc.'s request.

THE ISSUER:

                  Sections 123.87, 123.88 and 123.89 of the Companies Act (Quebec), as amended, provide as follows:

                  123.87 [Defense] A company shall assume the defense of its mandatary prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless the mandatary has committed a grievous offence or a personal offence separable from the exercise of his duties.

                  [Criminal Proceedings] However, in a penal or criminal proceeding the company shall assume only the payment of the expenses of its mandatary if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of its mandatary if he has been freed or acquitted.

                  123.88 [Expense] A company shall assume the expenses of its mandatary if, having prosecuted him for an act done in the exercise of his duties, it loses its case and the court so decides.

                  [Expenses] If the company wins its case only in part, the court may determine the amount of the expenses it shall assume.

                  123.89 [Obligations] A company shall assume the obligations contemplated in sections 123.87 and 123.88 in respect of any person who acted at its request as director for a legal person of which it is a shareholder or creditor.

                  Abitibi-Consolidated Inc. carries directors' and officers' liability insurance in the amount of $75,000,000 in the aggregate annually which provides for coverage of directors and officers of Abitibi-Consolidated and its subsidiaries subject to a $500,000 deductible per claim for Abitibi-Consolidated Inc. and its subsidiaries but non deductible for directors and officers.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling either the Guarantor or the Issuer pursuant to the foregoing provisions, each of the Registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                  EXHIBITS (1)


EXHIBIT
NUMBER           DESCRIPTION
------           -----------

3.1 Purchase Agreement dated June 10,2004 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and the Initial Purchasers identified therein.

3.2 Registration Rights Agreement dated as of June 15, 2004 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and the Initial Purchasers identified therein.

4.1 The Annual Information Form dated May 17, 2004 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.2 The Management Proxy Circular dated February 24, 2004 in connection with the Annual Meeting of Shareholders held on April 29, 2004, other than the sections entitled "Report of the Human Resources and Compensation Committee on Executive Compensation", "Performance Graph" and "Corporate Governance Practices" (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 22, 2004).

4.3 The audited consolidated financial statements and the notes thereto, as at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, together with the auditor's report thereon, contained in the Registrant's 2003 Annual Report (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.4 The 2003 and 2002 Quarterly Financial Information contained in our 2003 Annual Report (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.5 The Management's Discussion and Analysis for the year ended December 31, 2003, contained in the Registrant's 2003 Annual Report (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.6 The unaudited interim consolidated financial statements as at June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 23, 2004).

4.7 The interim Management's Discussion and Analysis for the six-month period ended June 30, 2004 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 23, 2004).


----------
1 For the purposes of this list of exhibits, where "Registrant" is used in the singular form, it will refer to Abitibi-Consolidated Inc. and where "Registrant" is used in the plural form, it will refer to both Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc.

4.8 The Material Change Report dated June 15, 2004 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on June 15, 2004).

5.1      Consent of PricewaterhouseCoopers LLP .

5.2      Consent of Stikeman Elliott LLP.

6.1      Powers of Attorney (included on the signature page hereto).

7.1 Indenture dated as of June 15, 2004 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada, and the Bank of Nova Scotia Trust Company of New York.

7.2      Statement of Eligibility of the Trustee on Form T-1.

99.1     Letter of Transmittal

99.2     Notice of Guaranteed Delivery

99.3     Instruction to Registered Holder from Beneficial Owner

99.4     Interest Coverage Calculations

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING

         The Registrants undertake to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS

         Concurrent with the filing of this Registration Statement, the Registrants have each filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

         Any change to the name or address of the agent for service of process of Abitibi-Consolidated Inc. or Abitibi-Consolidated Company of Canada shall be communicated promptly to the Securities and Exchange Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on July 23, 2004.

                                  ABITIBI-CONSOLIDATED COMPANY OF CANADA


                                  By: /s/ John W. Weaver
                                      -----------------------------------
                                  Name:   John W. Weaver
                                  Title:  President and Chief Executive
                                          Officer


                                  By: /s/ Pierre Rougeau
                                      -----------------------------------
                                  Name:   Pierre Rougeau
                                  Title:  Senior Vice President,
                                          Corporate Development and
                                          Chief Financial Officer


                                  ABITIBI-CONSOLIDATED INC.


                                  By: /s/ John W. Weaver
                                      -----------------------------------
                                  Name:   John W. Weaver
                                  Title:  President and Chief Executive
                                          Officer


                                  By: /s/ Pierre Rougeau
                                      -----------------------------------
                                  Name:   Pierre Rougeau
                                  Title:  Senior Vice President,
                                          Corporate Development and
                                          Chief Financial Officer

                 SIGNATURES WITH RESPECT TO ABITIBI-CONSOLIDATED
                                COMPANY OF CANADA


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John W. Weaver, Pierre Rougeau, Jacques P. Vachon and Allen Dea, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                                           DATE
---------                -----                                           ----

/s/ John W. Weaver       President and Chief Executive Officer     July 23, 2004
---------------------    (Principal Executive Officer)
John W. Weaver           and Director


/s/ Pierre Rougeau       Senior Vice President Corporate           July 23, 2004
---------------------    Development and Chief Financial
Pierre Rougeau           Officer (Principal Financial and
                         Accounting Officer) and Director


/s/ Jacques P. Vachon    Senior Vice President, Corporate          July 23, 2004
---------------------    Affairs, Secretary and Director
Jacques P. Vachon

                           SIGNATURES WITH RESPECT TO
                            ABITIBI-CONSOLIDATED INC.


                                POWER OF ATTORNEY

            Each person whose signature appears below hereby constitutes and appoints John W. Weaver, Pierre Rougeau, Jacques P. Vachon and Allen Dea, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                     DATE
---------                      -----                                     ----

/s/ John W. Weaver             President and Chief Executive Officer     July 23, 2004
----------------------------   (Principal Executive Officer) and
John W. Weaver                 Director


/s/ Pierre Rougeau             Senior Vice President Corporate           July 23, 2004
----------------------------   Development and Chief Financial
Pierre Rougeau                 Officer (Principal Financial and
                               Accounting Officer)


/s/ Richard Drouin, O.C., Q.C  Chairman of the Board                     July 23, 2004
----------------------------
Richard Drouin, O.C., Q.C.


/s/ Dong Kil Cho               Director                                  July 23, 2004
--------------------------
Dong Kil Cho


/s/ Marlene Davidge            Director                                  July 23, 2004
--------------------------
Marlene Davidge


/s/ William E. Davis           Director                                  July 23, 2004
--------------------------
William E. Davis


/s/ Lise Lachapelle            Director                                  July 23, 2004
--------------------------
Lise Lachapelle


/s/ Gary E. Lukassen           Director                                  July 23, 2004
--------------------------
Gary E. Lukassen

/s/ C. Edward Medland          Director                                  July 23, 2004
--------------------------
C. Edward Medland


/s/ John A. Tory, Q.C.         Director                                  July 23, 2004
--------------------------
John A. Tory, Q.C.


/s/ David A. Ward, Q.C.        Director                                  July 23, 2004
--------------------------
David A. Ward, Q.C.

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Abitibi-Consolidated Inc. and Abitibi-Consolidated Company of Canada in the United States, on July 23, 2004.


                                  ABITIBI CONSOLIDATED SALES CORPORATION


                                  By: /s/ David A. Schirmer
                                      ----------------------------------
                                  Name:   David A. Schirmer
                                  Title:  President


                                  By: /s/ Pierre Rougeau
                                      ----------------------------------
                                  Name:   Pierre Rougeau
                                  Title:  Treasurer

                                  EXHIBITS (1)


EXHIBIT
NUMBER           DESCRIPTION
------           -----------

3.1 Purchase Agreement dated June 10,2004 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and the Initial Purchasers identified therein.

3.2 Registration Rights Agreement dated as of June 15, 2004 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada and the Initial Purchasers identified therein.

4.1 The Annual Information Form dated May 17, 2004 (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.2 The Management Proxy Circular dated February 24, 2004 in connection with the Annual Meeting of Shareholders held on April 29, 2004, other than the sections entitled "Report of the Human Resources and Compensation Committee on Executive Compensation", "Performance Graph" and "Corporate Governance Practices" (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 22, 2004).

4.3 The audited consolidated financial statements and the notes thereto, as at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, together with the auditor's report thereon, contained in the Registrant's 2003 Annual Report (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.4 The 2003 and 2002 Quarterly Financial Information contained in our 2003 Annual Report (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.5 The Management's Discussion and Analysis for the year ended December 31, 2003, contained in the Registrant's 2003 Annual Report (incorporated by reference to the Registrant's Annual Report on Form 40-F/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on June 8, 2004).

4.6 The unaudited interim consolidated financial statements as at June 30, 2004 and for the six-month periods ended June 30, 2004 and 2003 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 23, 2004).

4.7 The interim Management's Discussion and Analysis for the six-month period ended June 30, 2004 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on July 23, 2004).


----------
1 For the purposes of this list of exhibits, where "Registrant" is used in the singular form, it will refer to Abitibi-Consolidated Inc. and where "Registrant" is used in the plural form, it will refer to both Abitibi-Consolidated Company of Canada and Abitibi-Consolidated Inc.

4.8 The Material Change Report dated June 15, 2004 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on June 15, 2004).

5.1      Consent of PricewaterhouseCoopers LLP .

5.2      Consent of Stikeman Elliott LLP.

6.1      Powers of Attorney (included on the signature page hereto).

7.1 Indenture dated as of June 15, 2004 by and among Abitibi-Consolidated Inc., Abitibi-Consolidated Company of Canada, and the Bank of Nova Scotia Trust Company of New York.

7.2      Statement of Eligibility of the Trustee on Form T-1.

99.1     Letter of Transmittal

99.2     Notice of Guaranteed Delivery

99.3     Instruction to Registered Holder from Beneficial Owner

99.4     Interest Coverage Calculations